UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Platform Specialty Products Corporation
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1

1450 Centrepark Boulevard, Suite 210 West Palm Beach, Florida 33401

April 30, 2018

Dear Fellow Stockholders:
I am pleased to invite you to attend our 2018 Annual Meeting of Stockholders on June 25, 2018 at 9:30 a.m. (Eastern Time) at the Hilton Bentley Miami/South Beach, 101 Ocean Drive, Miami Beach, Florida 33139. A notice of the meeting and proxy statement containing information about the matters to be acted upon are attached to this letter. Our Board of Directors and management hope that you will be able to attend the meeting.
Whether or not you are able to attend the 2018 Annual Meeting in person, it is important that your shares be represented, regardless of the number of shares you hold. You may vote by proxy via the Internet or telephone or, if you received paper copies of the proxy materials via mail, you can also vote by mail by following the instructions on the proxy card or voting instruction card or the information forwarded by your broker, bank or other holder of record. For detailed information regarding voting instructions, please refer to the accompanying proxy statement.
On behalf of our Board of Directors and management, it is my pleasure to express our appreciation for your continued support.

Sincerely,

Rakesh Sachdev
Chief Executive Officer

i

1450 Centrepark Boulevard, Suite 210 West Palm Beach, Florida 33401
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date and Time	June 25, 2018 at 9:30 a.m. (Eastern Time)

Place	Hilton Bentley Miami/South Beach, 101 Ocean Drive, Miami Beach, Florida 33139

Items to be Voted on	●	Elect six directors named in this Proxy Statement for the coming year
	●	Approve, by non-binding vote, named executive officer compensation ("say-on-pay" vote)
	●	Ratify PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2018
	●	Any other business that properly comes before the 2018 Annual Meeting of Stockholders (the "2018 Annual Meeting")

The above matters are fully described in this Proxy Statement. We have not received notice of any other matters that may be properly presented at the 2018 Annual Meeting.

Record Date	Only stockholders of record as of the close of business on May 7, 2018 may vote at the 2018 Annual Meeting.

By Order of the Board of Directors,

John E. Capps
Executive Vice President - General Counsel & Secretary
Important Notice Regarding the Availability of Proxy Materials for the 2018 Annual Meeting to be held on June 25, 2018: This Proxy Statement, our annual report to stockholders for the year ended December 31, 2017 (the "2017 Annual Report") and the accompanying proxy card are available at www.proxyvote.com.
We are making this Notice of Annual Meeting of Stockholders, this Proxy Statement and the form of proxy first available on or about May 10, 2018.

ii

CAUTION REGARDING FORWARD-LOOKING STATEMENTS
This Proxy Statement contains forward-looking statements that can be identified by words such as "expect," "anticipate," "project," "will," "should," "believe," "intend," "plan," "estimate," "predict," "believe," "seek," "continue," "outlook," "may," "might," "should," "can have," "likely," "potential," "target," and variations of such words and similar expressions. Examples of forward-looking statements include, but are not limited to, statements, beliefs, projections and expectations regarding the Company's performance in terms of Adjusted EBITDA, Organic Sales Growth, working capital improvement, ROIC and TSR; meeting financial and/or strategic organic long-term goals; expected key drivers of performance; outlook for the Company's markets and the demand for its products; the effects of global economic conditions on our business and financial condition; general views about future operating results; filling of any board vacancy; our risk management program; our business and management strategies; the anticipated impact of the U.S. Tax Cuts and Jobs Act of 2017 (the “Tax Reform”); and other factors that could affect our future results of operations or financial position, including, without limitation, statements made in the “COMPENSATION DISCUSSION AND ANALYSIS” section included in this Proxy Statement.
These projections and statements are based on management's estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors, which include, among others, the Company’s ability to successfully complete the previously-announced proposed separation of our Agricultural Solutions and Performance Solutions businesses (the "Proposed Separation") and realize the anticipated benefits from it; the final structure and timing for completion of the Proposed Separation; adverse effects on the two companies’ business operations or financial results and the market price of the Company’s shares as a result of the completion of the Proposed Separation and/or announcement and completion of related transactions; market volatility; legal, tax and regulatory requirements; the impact of the Tax Reform on the Proposed Separation, the Company’s businesses and executive compensation; unanticipated delays and transaction expenses; the impact of the Proposed Separation on the Company’s employees, customers and suppliers; the ability of the two companies to operate independently following the Proposed Separation; the diverting of management’s attention from the Company’s ongoing business operations; overall global economic and business conditions impacting the businesses of the two companies, as well as capital markets and liquidity; the possibility of more attractive strategic options arising in the future; and the impact of any future acquisitions or additional divestitures, restructurings, refinancings, and other unusual items, including Platform's ability to raise new debt and equity and to integrate and obtain the anticipated benefits, results and synergies from these items or other related strategic initiatives; and other risks and factors described or referenced in Part I — Item 1A of our 2017 Annual Report.
Any forward-looking statement made by us in this Proxy Statement is based only on information currently available to us and speaks only as of the date on which it is made. Forward-looking statements regarding the anticipated impact of the Tax Reform are based on currently available information as well as management's current interpretations, assumptions and expectations relating to the Tax Reform, and subject to change, possibly materially, as the Company completes its analysis. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Please consult any further disclosures we make on related subjects in the Company’s Form 10-K, 10-Q and 8-K reports filed with the Securities and Exchange Commission (the “SEC”).

iii

1450 Centrepark Boulevard, Suite 210 West Palm Beach, Florida 33401

PROXY STATEMENT

2018 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 25, 2018
The Board of Directors (the "Board of Directors" or the "Board") of Platform Specialty Products Corporation, a Delaware corporation ("Platform," the "Company," "our," "we" or "us") is soliciting your proxy to vote at the 2018 Annual Meeting. In accordance with the rules of the SEC, we are providing access to our proxy materials to our stockholders over the Internet, rather than in paper form, which reduces the environmental impact of the 2018 Annual Meeting and its related costs.
Accordingly, if you are a stockholder of record, a one-page Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) will be mailed to you on or about May 10, 2018. Stockholders of record may access the proxy materials on www.proxyvote.com or request a printed set of the proxy materials by following the instructions in the Notice of Internet Availability. The Notice of Internet Availability also explains how you may request that we send future proxy materials to you by e-mail or in printed form by mail. If you choose the e-mail option, you will receive an e-mail next year with links to those materials and to the proxy voting site. We encourage you to choose this e-mail option, which will allow us to provide you with the information you need in a timelier manner, will save the cost of printing and mailing documents to you and will conserve natural resources. Your election to receive proxy materials by e-mail or in printed form by mail will remain in effect until you terminate it.
If you are a beneficial owner, you will not receive a Notice of Internet Availability directly from us. Instead, your broker, bank or other nominee will forward to you their own notice with instructions on accessing our proxy materials and how to vote your shares, as well as other options that may be available to you for receiving our proxy materials.
Please refer to the question entitled “What is the difference between a stockholder of record and a beneficial owner?” below for important details regarding different forms of stock ownership.
INFORMATION ABOUT THE MEETING AND VOTING
Q:     Why am I receiving these materials?

A:
We have made these materials available to you on the Internet or, upon your request, have delivered printed versions of these materials to you by mail, in connection with the solicitation by the Board of Directors of proxies to be voted at the 2018 Annual Meeting, or at any adjournments or postponements thereof. You are receiving these materials because you were a Platform stockholder as of the close of business on May 7, 2018, the Record Date. These materials provide notice of the 2018 Annual Meeting, describe the proposals presented for stockholder action and include information required to be disclosed to stockholders.

Q:     What is included in these materials?

A:	The proxy materials include:
•the Notice of Annual Meeting of Stockholders;
•this Proxy Statement; and
•our 2017 Annual Report.
If you requested printed versions by mail, these materials also include a proxy card or voting instruction form for the 2018 Annual Meeting.

Q:        How do I obtain electronic access to the proxy materials?

A:
The Notice of Internet Availability provides you with instructions regarding how to use the Internet to view our proxy materials for the 2018 Annual Meeting. This Proxy Statement and our 2017 Annual Report are available on the website www.proxyvote.com. If you hold your shares in street name, you may be able to elect to receive future proxy statements and annual reports electronically. For information regarding electronic delivery you should contact your broker, bank or other nominee. Stockholders requesting electronic delivery may incur costs, such as telephone and Internet access charges, that must be borne by the stockholder.

Q:    What constitutes a quorum, and why is a quorum required?

A:
We are required to have a quorum of stockholders present for all items of business to be voted at the 2018 Annual Meeting. The presence at the meeting, in person or by proxy, of the holders of a majority in voting power of Platform's shares of common stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum, permitting us to conduct the 2018 Annual Meeting. Proxies received but marked as abstentions, if any, and broker non-votes (described below) will be included in the calculation of the number of shares considered to be present at the 2018 Annual Meeting for quorum purposes. If we do not have a quorum, then the person presiding over the 2018 Annual Meeting or the stockholders present at the 2018 Annual Meeting may, by a majority in voting power thereof, adjourn the meeting, as authorized by Platform’s amended and restated by-laws (the “Amended and Restated By-Laws”), until a quorum is present.

Q:    Who is entitled to vote at the 2018 Annual Meeting?

A:
You may vote all of the shares of common stock that you owned as of the Record Date, which is the close of business on May 7, 2018. You may cast one vote for each share of common stock held by you on the Record Date on all items of business presented at the 2018 Annual Meeting. These shares include shares that are:

•	held directly in your name as the stockholder of record; and

•	held for you as the beneficial owner through a broker, bank or other nominee.
On April 27, 2018, Platform had 288,132,692 shares of common stock issued and outstanding.
Q:    What is the difference between a stockholder of record and a beneficial owner?

A:
Stockholder of Record: If your shares of common stock are registered directly in your name with Platform’s transfer agent, Computershare, you are considered, with respect to those shares, the “stockholder of record,” and the Notice of Internet Availability was sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to certain officers of Platform or to vote in person at the 2018 Annual Meeting.

Beneficial Owner: If your shares of common stock are held by a broker, bank or other nominee, you are considered the “beneficial owner” of shares held in “street name,” and the Notice of Internet Availability was forwarded to you by that nominee. As the beneficial owner, you have the right to direct your nominee how to vote your shares, and you are also invited to attend the 2018 Annual Meeting.
If you hold shares both as a stockholder of record and in street name, you must vote separately for each set of shares.
Q:    How do I vote?
A:    Stockholder of Record: If you are a stockholder of record, there are four ways to vote:

•
In person. You may vote in person at the 2018 Annual Meeting by requesting a ballot when you arrive. You must bring valid picture identification, such as a driver’s license or passport, and may be requested to provide proof of stock ownership as of the Record Date.

•
Via the Internet. You may vote by proxy via the Internet by visiting www.proxyvote.com and entering the control number found in your Notice of Internet Availability. Instructions on Internet voting are provided in the Notice of Internet Availability.

•	By Telephone. If you request printed copies of the proxy materials by mail, you will receive a proxy card and you may vote by proxy by calling the toll free number found on the proxy card.

•	By Mail. If you request printed copies of the proxy materials by mail, you will receive a proxy card and you may vote by proxy by filling out the proxy card and returning it in the envelope provided.
Beneficial Owners: If you are a beneficial owner of shares held in “street name,” there are four ways to vote:

•
In person. You must obtain a “legal proxy” from the organization that holds your shares. A legal proxy is a written document that will authorize you to vote your shares held in “street name” at the 2018 Annual Meeting. Please contact your nominee for instructions regarding how to obtain a legal proxy.

You must bring a copy of the legal proxy to the 2018 Annual Meeting and ask for a ballot when you arrive. You must also bring valid picture identification, such as a driver’s license or passport. In order for your vote to be counted, you must submit both the copy of the legal proxy and your completed ballot.

•
Via the Internet. You may vote by proxy via the Internet by visiting www.proxyvote.com and entering the control number found in your Notice of Internet Availability. Instructions on Internet voting are provided in the Notice of Internet Availability. The availability of Internet voting may depend on the voting process of the organization that holds your shares.

•
By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll free number found on the proxy card. The availability of telephone voting may depend on the voting process of the organization that holds your shares.

•
By Mail. If you request printed copies of the proxy materials by mail, you will receive a proxy card or a voting instruction form and you may vote by proxy by filling out the proxy card or voting instruction form and returning it in the envelope provided.

If you vote on the Internet or by telephone, you do not need to return your proxy card or voting instruction form. Internet and telephone voting for stockholders will be available 24 hours a day, and will close at 11:59 p.m. (Eastern Time) on June 24, 2018 for shares held directly and by 11:59 p.m. (Eastern Time) on June 20, 2018 for shares held by a broker, bank or other nominee. Even if you plan to attend the 2018 Annual Meeting, we recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the 2018 Annual Meeting.
Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. Stockholders voting via the Internet and by telephone should understand there may be costs associated with voting in these manners, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

Q:	What if I lose the Notice of Internet Availability or other communication from my broker, bank or other nominee containing my control number prior to voting?

A:
If you are a stockholder of record, you may obtain another Notice of Internet Availability containing your control number by writing to Secretary of Platform at Platform Specialty Products Corporation, 1450 Centrepark Boulevard, Suite 210, West Palm Beach, Florida 33401, or calling our Investor Relations at (501) 406-8465. If your shares of common stock are held in "street name" for you through a broker, bank or other nominee, you must contact that nominee and request to obtain another notice from them.

Q:    What proposals will be voted on at the 2018 Annual Meeting?

A:	There are three proposals scheduled to be voted on at the 2018 Annual Meeting:

•
Proposal 1 - Election of six directors specifically named in this Proxy Statement, each of them for a term of one year until the 2019 annual meeting of stockholders or until their successors are elected and qualified;

•
Proposal 2 - Approval, on an advisory basis, of the compensation paid by Platform to its Named Executive Officers (as defined in "COMPENSATION DISCUSSION AND ANALYSIS" herein), as such information is disclosed in the Compensation Discussion and Analysis section, the executive compensation tables and the accompanying narrative disclosure beginning on page 24 of this Proxy Statement ("say-on-pay vote"); and

•	Proposal 3 - Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Platform for 2018.
We will also consider other proposals that properly come before the 2018 Annual Meeting in accordance with the procedures set forth in our Amended and Restated By-Laws.

Q:     What is the Board of Directors’ voting recommendation for each proposal?
A:    Platform’s Board of Directors recommends that you vote your shares:

•	"FOR" each of the nominees named in this Proxy Statement for election to the Board (Proposal 1);

•	"FOR" the approval, on an advisory basis, of the compensation of our Named Executive Officers (Proposal 2); and

•	"FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2018 (Proposal 3).
Q:    What happens if additional matters are presented at the meeting?

A:
Our Amended and Restated By-Laws provide that items of business may be brought before the 2018 Annual Meeting only (i) pursuant to the Notice of Annual Meeting of Stockholders (or any supplement thereto) included in this Proxy Statement, (ii) by or at the direction of the Board of Directors, or (iii) by a stockholder of Platform who was a stockholder of Platform at the time proper notice of such business is delivered to the Secretary of Platform in accordance with the procedures set forth in our Amended and Restated By-Laws. Other than the three items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the 2018 Annual Meeting as of the date of this Proxy Statement. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the 2018 Annual Meeting in accordance with the laws of the State of Delaware governing corporations ("Delaware General Corporation Law") and/or our Amended and Restated By-Laws.

Q:       Is my vote confidential?

A:
Yes. Platform encourages stockholder participation in corporate governance by ensuring the confidentiality of stockholder votes. Platform has designated Broadridge Investor Communication Solutions, Inc. (“Broadridge”) to receive and tabulate stockholder votes. Your vote on any particular proposal will be kept confidential and will not be disclosed to Platform or any of its officers or employees, except where (i) disclosure is required by applicable law, (ii) disclosure of your vote is expressly requested by you, or (iii) Platform concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes. However, aggregate vote totals will be disclosed to Platform from time to time and preliminary voting results will be publicly announced at the 2018 Annual Meeting.

Q:    How many votes are needed to approve each proposal?

A:	The table below sets forth the vote required for approval of each proposal described in this Proxy Statement, assuming a quorum is present:

Proposal	Vote Required
Election of Directors (Proposal 1)	Majority of votes cast
Say-on-Pay (Proposal 2)	Majority of votes cast
Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2018 (Proposal 3)	Majority of votes cast

Q:	If I am an employee holding shares pursuant to the Platform Specialty Products 2014 Employee Stock Purchase Plan, how will my shares be voted?

A:
Employees holding Platform's shares of common stock acquired through our employee stock purchase plan will receive an email including voting instructions or a voting instruction card from Broadridge covering all shares credited to their share account at Charles Schwab, the plan record keeper, as of the Record Date. The email or voting instruction cards may have an earlier return date than proxy cards.

Q:	How do I vote my shares held through the Platform Specialty Products Corporation Employee Savings and 401(K) Plan?

A:
Employees holding Platform's shares of common stock through our 401(k) plan will be able to vote any Platform's shares included in their brokerage accounts as of the Record Date in accordance with the voting instructions that will be provided by Charles Schwab, the bank nominee where such brokerage accounts were opened.

Q:	What happens if I do not give specific voting instructions?

A:
Stockholder of Record. If you are a stockholder of record and you submit a signed proxy card or submit your proxy by telephone or the Internet but do not specify how you want to vote your shares on a particular proposal, then the proxy holders will vote your shares in accordance with the recommendations of the Board of Directors on all matters presented in this Proxy Statement. With respect to any other matters properly presented for a vote at the 2018 Annual Meeting, the proxy holders will vote your shares in accordance with their best judgment.

Beneficial Owners. If you are a beneficial owner of shares held in street name and do not provide the broker, bank or other nominee that holds your shares with specific voting instructions, under the rules of the New York Stock Exchange (the "NYSE"), the broker, bank or other nominee that holds your shares may generally vote on "routine matters" but cannot vote on "non-routine matters." If the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, such broker, bank or other nominee will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote." Therefore, we strongly encourage you to give voting instructions to your broker. Shares represented by such broker non-votes will be counted in determining whether there is a quorum.

Q:	Which proposals are considered "routine" or "non-routine"?

A:
The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2018 (Proposal 3) is a matter considered "routine" under applicable rules. A broker or other nominee may generally vote on routine matters, which means that it can exercise discretion and vote your shares absent your instructions. Therefore no broker non-votes are expected to exist in connection with Proposal 3.

The election of directors (Proposal 1) and the approval, on an advisory basis, of the compensation of our Named Executive Officers (Proposal 2) are matters considered "non-routine" under applicable rules. A broker, bank or other nominee cannot vote without your instructions on non-routine matters, and therefore there may be broker non-votes on Proposals 1 and 2.

Q:	What is the impact of broker non-votes and abstentions on the proposals being presented at the meeting?

A:	The table below sets forth the impact of a broker non-vote and an abstention with respect to each proposal described in this Proxy Statement, assuming a quorum is present:

Proposal	Broker Non-Vote	Abstention
Election of Directors (Proposal 1)	No Impact	No Impact
Say-on-Pay (Proposal 2)	No Impact	No Impact
Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2018 (Proposal 3)	N/A	No Impact
Q:    Can I change my vote after I have delivered my proxy card?

A:
Yes. You may revoke your proxy card at any time before its exercise. You may also revoke your proxy by (i) voting in person at the 2018 Annual Meeting, (ii) delivering to the Secretary of Platform a revocation of proxy at the address indicated below, or (iii) executing a new proxy bearing a later date. If you are a beneficial owner, you must contact your broker, bank or other nominee to change your vote or obtain a proxy to vote your shares if you wish to cast your vote in person at the 2018 Annual Meeting.

Secretary
Platform Specialty Products Corporation
1450 Centrepark Boulevard, Suite 210
West Palm Beach, Florida 33401
United States

Q:    Who can attend the 2018 Annual Meeting?

A:
Only stockholders and our invited guests are invited to attend the 2018 Annual Meeting. To gain admittance, you must bring a form of personal identification to the 2018 Annual Meeting, where your name will be verified against our stockholder list. If a broker, bank or other nominee holds your shares and you plan to attend the 2018 Annual Meeting, you should bring a recent brokerage statement showing the ownership of your shares as of the Record Date, a letter from such broker, bank or nominee confirming such ownership and a form of personal identification.

Q:    Am I entitled to dissenter’s rights?

A:	No. Delaware General Corporation Law does not provide for dissenter’s rights in connection with the matters being voted on at the 2018 Annual Meeting.

Q:	What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple Notices of Internet Availability or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice of Internet Availability or voting instruction card for each brokerage account in which you hold shares in “street name.” If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Notice of Internet Availability. Please vote the shares represented by each Notice of Internet Availability or voting instruction card you receive.

Q:    What is householding?

A:
For those stockholders that have elected to continue to receive printed copies of the proxy materials, the SEC permits delivery of a single annual report to shareholders and proxy statement to any household at which two or more shareholders reside, who are believed to be members of the same family. The procedure, referred to as “householding,” reduces the volume of duplicate information stockholders receive and expense to the Company. We have not implemented householding with respect to our stockholders of record; however, a number of brokerage firms have instituted householding, which may impact certain beneficial owners (i.e., “street name” stockholders). If your family has multiple accounts by which a broker holds your shares of common stock in “street name,” you may have previously received a householding information notification from your broker. Please contact your broker directly if you have any questions, require additional copies of this Proxy Statement or our 2017 Annual Report, or wish to revoke your decision to household, and thereby receive multiple reports.

Q:    Where can I find voting results of the 2018 Annual Meeting?

A:
We will announce the preliminary voting results for the proposals voted upon at the 2018 Annual Meeting and publish final detailed voting results in a Current Report on Form 8-K filed with the SEC within four business days after the 2018 Annual Meeting.

Q:	Who should I call with other questions?

A:
If you need assistance voting your shares, please contact our Investor Relations at (561) 406-8465. If you have additional questions about this Proxy Statement or the 2018 Annual Meeting or would like to receive additional copies of this Proxy Statement and/or our 2017 Annual Report, please contact: Platform Specialty Products Corporation, 1450 Centrepark Boulevard, Suite 210, West Palm Beach, Florida 33401, Attention: Investor Relations, Telephone: (561) 406-8465.

PROPOSAL 1 – ELECTION OF DIRECTORS
Six directors of Platform are to be elected to hold office for a term of one year until our 2019 annual meeting of stockholders or until their successors are elected and qualified. All of the nominees are presently directors of Platform and were elected to their present terms as directors at the 2017 annual meeting of stockholders.
According to our Amended and Restated By-Laws, a majority of the votes cast at any meeting of stockholders at which a quorum is present is required for the election of directors, except in the case of a contested election. "A majority of the votes cast" means that the number of shares voted "For" a nominee for director exceeds the votes cast "Against" such nominee. In the event of a contested election, directors shall be elected by a plurality of the votes cast (meaning that the director nominees who receive the highest number of shares voted "For" their election are elected).
Unless otherwise specified, all proxies will be voted in favor of the six nominees listed under "Board of Directors Nominees" below for election as directors of Platform. If for any reason any of the nominees is unable to serve, or for good cause will not serve, the proxy holders named on the Proxy Card may exercise discretionary authority to vote for substitutes proposed by the Board.
Board of Directors Nominees
Our Nominating and Policies Committee recommended, and the Board nominated, Martin E. Franklin, Rakesh Sachdev, Ian G.H. Ashken, Michael F. Goss, Ryan Israel and E. Stanley O'Neal as nominees for election at the 2018 Annual Meeting. Nicolas Berggruen has informed the Board of his decision not to seek reelection to the Board, and his term will expire at the 2018 Annual Meeting. The Board intends to fill this anticipated vacancy in the near future.
The information presented below for each of our director nominees includes their respective specific experience, qualifications, attributes and skills that led us to the conclusion that each of them should serve on the Board.
We believe that each of our directors possesses the experience, skills and qualities to fully perform his duties as a director and to contribute to Platform's success. Our directors were nominated for re-election because each is of high ethical character, highly accomplished in his field with superior credentials and recognition, has a reputation, both personal and professional, that is consistent with Platform’s image and reputation, has the ability to exercise sound business judgment, and is able to dedicate sufficient time to fulfilling his obligations as a director. Our directors as a group complement each other, and each of their respective experiences, skills and qualities so that collectively the Board of Directors operates in an effective, collegial and responsive manner.
Based on information provided by each director concerning his background, employment and affiliations, the Board has determined that each of the Company's directors, other than Messrs. Franklin and Sachdev, is an “independent director” as this term is defined under the applicable rules and regulations of the SEC and the NYSE corporate governance listing standards. In evaluating such independence, the Board specifically considered, among other things, their present employment and other direct or indirect affiliations or relationships with the Company.
Each of our directors has consented to being named in this Proxy Statement and to serve as a director if elected. There is no arrangement or understanding pursuant to which the following nominees were selected, and there is no family relationship between any of the Company's officers or directors.

Martin E. Franklin
Martin E. Franklin, our founder and a director of Platform since April 2013, has served as Chairman of the Board since October 2013. Mr. Franklin is the Founder and CEO of Mariposa Capital LLC, a Miami-based family investment firm focused on long-term value creation across various industries, and Chairman and controlling shareholder of Royal Oak Enterprises, LLC. Mr. Franklin is also co-founder and co-Chairman of Nomad Foods Limited, a director of Restaurant Brands International Inc. ("Restaurant Brands") and a founder and director of J2 Acquisition Limited, and serves as principal and executive officer of a number of private investment entities and charities. Mr. Franklin was the founder and Executive Chairman of Jarden Corporation (“Jarden”), from 2001 until April 2016 when Jarden merged with Newell Brands Inc. ("Newell"). Mr. Franklin served on Newell's board from April 2016 to January 2018. Mr. Franklin was appointed to Jarden's board of directors in June 2001 and served as Jarden's Chairman and Chief Executive Officer from September 2001 until June 2011, at which time he was appointed as Executive Chairman. Prior to founding Jarden in 2001, Mr. Franklin served as the Chairman and/or Chief Executive Officer of three public companies: Benson Eyecare Corporation, Lumen Technologies, Inc., and Bollé Inc. between 1992 and 2000. Previously, Mr. Franklin has also served as a director of the following public companies: Apollo Investment corporation, a publicly-traded closed-end management investment company; Burger King Worldwide, Inc. (until its transaction with Tim Hortons, Inc. and the creation of Restaurant Brands in December 2014); GLG Partners, Inc., a hedge fund; Promotora de Informaciones, S.A.; and Kenneth Cole Productions, Inc. Mr. Franklin graduated from the University of Pennsylvania.

Qualifications:
CEO experience
M&A experience
International experience
Public company director experience
Committee Memberships:
None
Other Public Company Boards:
J2 Acquisition Limited
Nomad Foods Limited
Restaurant Brands International Inc.
Age: 53
Director since: 2013
Chairman of the Board

Rakesh Sachdev
Rakesh Sachdev has served as Chief Executive Officer and as a director of Platform since January 2016. Prior to joining Platform, Mr. Sachdev served as President and Chief Executive Officer of Sigma-Aldrich Corporation (“Sigma-Aldrich”) beginning in 2010. Mr. Sachdev joined Sigma-Aldrich in 2008 as Chief Financial Officer and took on the additional role of Chief Administrative Officer with direct oversight of Sigma-Aldrich’s international business in 2009. He was Senior Vice President and President Asia Pacific of ArvinMeritor, Inc. (“ArvinMeritor”), a global supplier of engineered systems to the automotive industry, from 2007 to 2008. At ArvinMeritor, Mr. Sachdev also served in other leadership roles, including Interim Chief Financial Officer, Senior Vice President Strategy and Corporate Development and Vice President and General Manager of several of ArvinMeritor’s global businesses from 1999 to 2007. Prior to joining ArvinMeritor, Mr. Sachdev worked for Cummins Inc., a global manufacturer of engines and other industrial products in various leadership roles, including Chief Financial Officer for one of its largest business units, and as Managing Director of its Mexican operations. Mr. Sachdev is also a director of Regal-Beloit Corporation and Edgewell Personal Care Company, and serves on the Board of Trustees of Washington University in St. Louis. Mr. Sachdev holds a M.B.A. from Indiana University, a Masters in Mechanical Engineering from the University of Illinois and a Bachelor’s degree in Mechanical Engineering from the Indian Institute of Technology in New Delhi.
Qualifications:
Industry experience
CEO experience
CFO experience
M&A experience
Public company director experience
Committee Memberships:
None
Other Public Company Boards:
Edgewell Personal Care Company
Regal-Beloit Corporation
Age: 62
Director since: 2016
Management

Ian G.H. Ashken
Ian G.H. Ashken has served as a director of Platform since October 2013. Currently, Mr. Ashken is also serving on the board of Nomad Foods Limited, and is a director or trustee of a number of private companies and charitable institutions. Mr. Ashken was the co-founder and Vice Chairman of Jarden from 2001 until April 2016, and President of Jarden from June 2014 until April 2016, when Jarden merged with Newell. Mr. Ashken served on Newell's board from April 2016 through January 2018. Mr. Ashken also served as Jarden's Chief Financial Officer until June 2014 and as its Secretary until February 2007. Mr. Ashken also served as the Vice Chairman and/or Chief Financial Officer of three public companies: Benson Eyecare Corporation, Lumen Technologies, Inc., and Bollé Inc. between 1992 and 2000. During the last five years, Mr. Ashken also served as a director of Phoenix Group Holdings (f/k/a Pearl Group).

Qualifications:
President experience
CFO experience
Financial expert
M&A experience
Public company director experience
Committee Memberships:
Audit
Compensation
Nominating and Policies (Chairman)
Other Public Company Boards:
Nomad Foods Limited
Age: 57
Director since: 2013
Independent

Michael F. Goss
Michael F. Goss has served as a director of Platform since October 2013. Mr. Goss is Executive Vice President and Chief Financial Officer of Sotheby's. Prior to joining Sotheby's in March 2016, Mr. Goss served at Bain Capital, LLC (“Bain Capital”) until December 2013 following 13 years with the firm in various senior managerial capacities. Mr. Goss joined Bain Capital in 2001 as Managing Director and Chief Financial Officer and in 2004, assumed the additional role of Chief Operating Officer. Prior to joining Bain Capital, Mr. Goss was Executive Vice President and Chief Financial Officer of Digitas Inc., a global Internet professional services firm, which he helped take public in March 2000. Prior to joining Digitas Inc., Mr. Goss was Executive Vice President and Chief Financial Officer, and a member of the board of directors of Playtex Products, Inc. Mr. Goss graduated from Kansas State University with a BS in economics and received an MBA with Distinction from Harvard Business School.
Qualifications:
CFO experience
Financial expert
M&A experience
Operations experience
Public company director experience
Committee Memberships:
Audit (Chairman)
Other Public Company Boards:
None
Age: 58
Director since: 2013
Independent

Ryan Israel
Ryan Israel has served as a director of Platform since October 2013. Mr. Israel is a partner at Pershing Square Capital Management, L.P. (“Pershing Square”), a research intensive, fundamental value based investment firm based in New York City. Mr. Israel joined Pershing Square in March 2009, and is responsible for identifying, analyzing and monitoring current and prospective investment opportunities across a variety of industries. Before joining Pershing Square, Mr. Israel was an investment banker in the technology, media and telecom division at Goldman Sachs Group, Inc. Mr. Israel attended the Wharton School at the University of Pennsylvania, where he received a B.S. in Economics, with concentrations in Finance and Accounting.
Qualifications:
M&A experience
Public company director experience
Committee Memberships:
Audit
Compensation
Nominating and Policies
Other Public Company Boards:
None
Age: 33
Director since: 2013
Independent

E. Stanley O' Neal
E. Stanley O’Neal has served as a director of Platform since October 2013. Mr. O’Neal served as Chairman of the Board and Chief Executive Officer of Merrill Lynch & Co., Inc. (“Merrill Lynch”) until October 2007. He became Chief Executive Officer of Merrill Lynch in 2002 and was elected Chairman of the Board in 2003. Mr. O’Neal was employed with Merrill Lynch for 21 years, serving as President and Chief Operating Officer from July 2001 to December 2002; President of U.S. Private Client from February 2000 to July 2001; Chief Financial Officer from 1998 to 2000 and Executive Vice President and Co-head of Global Markets and Investment Banking from 1997 to 1998. Currently, Mr. O’Neal is a member of the Audit and Finance committees of Arconic Inc., an aluminum manufacturing company and the former parent company of Alcoa Inc. Prior to the separation of these two entities in November 2016, Mr. O'Neal had served as a director of Alcoa Inc. since January 2008 and as a member of its audit and governance and nominating committees. Mr. O’Neal was also a director of General Motors Corporation from 2001 to 2006, and a director of American Beacon Advisors, Inc. (investment advisor registered with the SEC) from 2009 to September 2012. Mr. O’Neal graduated from Kettering University with a degree in industrial administration and received his MBA from Harvard Business School.
Qualifications:
CEO experience
CFO experience
M&A experience
Operations experience
Public company director experience
Committee Memberships:
Compensation (Chairman)
Other Public Company Boards:
Arconic Inc.
Age: 66
Director since: 2013
Independent
Vote Required
Approval of this proposal requires the affirmative vote of a majority of the votes cast. This means that any nominee who receives a greater number of votes "For" his election than votes "Against" such election will be elected to the Board.
BOARD RECOMMENDATION
“FOR”
THE ELECTION OF EACH DIRECTOR NOMINEE

Board Membership Criteria and Selection
Our Certificate of Incorporation, as amended, provides that our Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. Directors serve for terms of one year expiring at the next annual meeting of stockholders or until their successors are duly elected and qualified or until their earlier death, resignation or removal.
Our Nominating and Policies Committee is responsible for identifying, screening and recommending candidates to the Board for Board membership. When formulating its Board membership recommendations, the Nominating and Policies Committee is required, pursuant to its charter, to submit candidates who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who it thinks would be most effective, in conjunction with the other nominees to the Board of Directors, at serving the long-term interests of Platform's stockholders. In evaluating nominees, the Nominating and Policies Committee is required to take into consideration the following attributes, which are desirable for a member of the Board of Directors: leadership; integrity; independence; interpersonal skills; financial acumen; business experiences; industry knowledge; and diversity of viewpoints.
In addition, for each nominee, the Nominating and Policies Committee considers potential contribution to the diversity of backgrounds, experience and competencies which the Board desires to have represented, as well as diversity of ethnicity and gender, and the ability to devote sufficient time and effort to duties as a director.
In nominating candidates for election by our stockholders, both the Board and the Nominating and Policies Committee act pursuant to the guidelines included in the Board of Directors Governance Principles and Code of Conduct (see "CORPORATE GOVERNANCE" below). Both the Board and the Nominating and Policies Committee assess the effectiveness of corporate governance policies, including with respect to diversity of director nominees, through completion of an annual evaluation process.
Candidates Nominated by Stockholders
The Nominating and Policies Committee will also consider nominees recommended by stockholders. Pursuant to our Amended and Restated By-Laws, stockholders who wish to nominate a candidate for consideration by the Nominating and Policies Committee for election at the 2019 annual meeting of stockholders may do so by delivering written notice, no earlier than February 24, 2019 and no later than close of business on March 27, 2019, of such nominees’ names to Platform Specialty Products Corporation, 1450 Centrepark Boulevard, Suite 210, West Palm Beach, Florida 33401, Attention: Secretary.
Any stockholder of record or beneficial owner of common stock proposing such a nomination must (i) be a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to notice of, and to vote at, the 2019 annual meeting of stockholders, and (ii) comply with the applicable notice procedures set forth in our Amended and Restated By-Laws. For further information, see "OTHER MATTERS - Proposals by Stockholders" below.
No candidates for director nominations were submitted by any stockholder in connection with the 2018 Annual Meeting.
CORPORATE GOVERNANCE

Corporate Governance Highlights
We are committed to the values of effective corporate governance and high ethical standards. Our Board believes that these values are conducive to strong business performance and creating long-term stockholder value. Our governance framework gives our highly-experienced directors the structure necessary to provide oversight, advice and counsel to Platform.

Board Independence	●	Annual election of directors
	●	Five out of our seven current directors are independent
	●	Our CEO is the only management director

Board Composition	●	Currently, the Board has fixed the number of directors at seven
	●	Our Board annually assesses its performance through Board and Committee self evaluation
	●	Our Nominating and Policies Committee leads the Board in considering Board competencies

Board Committees	●	We have three Board Committees: Audit; Compensation; and Nominating and Policies
	●	All Board Committees are composed entirely of independent directors

Leadership Structure	●	We separate the positions of CEO and Chairman of the Board
	●	Our Chairman acts as lead director. Among other duties, our lead director chairs executive sessions of the independent directors to discuss certain matters without management present

Risk Oversight	●	Our Board is responsible for risk oversight and oversees management as management fulfills its responsibilities for the assessment and mitigation of risks and for taking appropriate risks
	●	The committees of the Board and members of management also have responsibilities with respect to risk oversight

Open Communication	●	We encourage open communication and strong working relationships among our Chairman, our CEO and the other directors
	●	Our directors have access to management and employees

Accountability to Stockholders	●	We use majority voting in uncontested director elections
	●	We have a fully non-classified board with annual election of directors
	●	Stockholders can contact our Board, lead director or management through our website or by regular mail

Corporate Governance Guidelines
Our Board is committed to corporate governance principles and practices that facilitate the fulfillment of its fiduciary duties to stockholders and to our Company. Our Board adopted a series of corporate governance guidelines, including the following policies:
Board of Directors Governance Principles and Code of Conduct
The Board of Directors Governance Principles and Code of Conduct (the "Director Code of Conduct") applies to our directors and sets forth our governance principles relating to, among other things:

•	director independence;

•	director qualifications and responsibilities;

•	mandatory retirement age for independent directors at 70;

•	Board structure and meetings;

•	management succession; and

•	the performance evaluation of our Board and CEO.
In accordance with the NYSE corporate governance listing standards, our Director Code of Conduct requires the Board of Directors to designate a non-executive lead director (the “Lead Director”) to preside over non-executive sessions. Martin E. Franklin has been designated as the Lead Director. The Company’s non-management directors meet at least once per year in a non-executive session without the participation of our CEO and CFO or other members of management at which Mr. Franklin presides.
Business Conduct and Ethics Policy
Our Business Conduct and Ethics Policy (the "Ethics Policy") establishes the standards of ethical conduct applicable to all our directors, officers, employees, contractors and consultants. The Ethics Policy addresses, among other things, competition and fair dealing, conflicts of interest, financial matters and external reporting, Company funds and assets, confidentiality and corporate opportunity requirements, and the process for reporting violations of the Ethics Policy as well as employee misconduct and conflicts of interest.
Code of Ethics for Senior Financial Officers
Our Board also adopted a written Code of Ethics for Senior Financial Officers (the “Financial Officer Code of Ethics”), which is applicable to our CEO, CFO and principal accounting officer (collectively, the “Financial Officers”). The Financial Officer Code of Ethics defines additional specific requirements, beyond the Ethics Policy, to which the Financial Officers are bound. The Financial Officer Code of Ethics is designed to promote honest and ethical conduct, confidentiality, proper disclosure in Platform’s periodic reports and compliance with applicable laws, rules and regulations.
Copies of these policies are publicly available in the Investor Relations – Corporate Governance section of our website at www.platformspecialtyproducts.com. Any waiver of our Ethics Policy or Financial Officer Code of Ethics with respect to any Financial Officer may only be authorized by our Audit Committee and will be disclosed on our website as promptly as practicable, as may be required under applicable NYSE and SEC rules.
Role of the Board of Directors
The Company’s business and affairs are managed by our Board of Directors, which is the Company’s ultimate decision-making body, except with respect to those matters reserved to the Company’s stockholders.
The goal of the Board of Directors is to build long-term value for the Company’s stockholders. The Board establishes the Company’s overall corporate policies, and acts as an advisor and counselor to senior management. The Board also oversees the Company’s business strategy and planning, and evaluates the performance of the CEO and the senior leadership team in executing the Company’s business strategy, assessing and mitigating risks and managing the Company’s day-to-day operations.
Board Meetings
During 2017, the Board of Directors held a total of eight meetings and acted by written consent three times. During 2017, each director attended at least 84% of the aggregate of (i) the total number of meetings of the Board during the period for which he was a director, and (ii) the total number of meetings of all committees of the Board (each, a "Committee," and collectively, the "Committees") on which he served. Two directors attended the 2017 annual meeting of stockholders.

Executive sessions or meetings of non-employee directors without management present are generally held as part of each regularly scheduled Board, Audit Committee and Compensation Committee meetings. The discussion leader for executive sessions of the full Board is generally Mr. Franklin. Messrs. Goss and O'Neal generally preside over executive sessions for the Audit Committee and the Compensation Committee, respectively.
Board Leadership Structure
Platform separates the positions of CEO and Chairman of the Board in recognition of the differences between the two roles. Our CEO is responsible for the day-to-day leadership and performance of Platform, while the Chairman of the Board provides strategic guidance to the CEO, sets the agenda for and presides over the meetings of the Board of Directors. In addition, management believes that the current separation provides a more effective monitoring and objective evaluation of the CEO’s performance. The separation also allows the Chairman to strengthen the Board of Directors’ independent oversight of Platform’s performance and governance standards.
The strong working relationships among our Chairman, as lead director, our CEO and the other directors are supported by a Board governance culture that fosters open communications among the members, both during meetings and in the intervals between meetings. Open communication is important to develop an understanding of issues, promote appropriate oversight, and encourage the frank discussion of matters essential to leading a complex and dynamic enterprise.
Director Independence
Our Director Code of Conduct requires that a majority of our directors satisfy the independence requirements of the SEC and the NYSE. The NYSE rules require the Board to evaluate the independence of its directors at least annually. In general, “independent” means that the director shall have no material relationship with the Company. In performing their duties, directors must hold themselves free of any interest, influence or relationship with respect to any activity which could impair their judgment or objectivity in the course of their service to the Company. The policy establishes a retirement age of 70 for independent directors. It also urges independent directors with more than one year of service to own at least 1,000 shares of common stock of the Company.
In evaluating the aforementioned independence standards, our Board specifically considered, among other things, the present employment and other direct or indirect affiliations or relationships of each director with the Company, and has determined that each of the following current non-employee directors is independent:

Independent Directors
Ian G.H. Ashken	Ryan Israel
Nicolas Berggruen	E. Stanley O'Neal
Michael F. Goss
Board Committees
Our Amended and Restated By-Laws give our Board the authority to delegate its powers to committees appointed by the Board. We have three standing Board Committees: Audit; Compensation; and Nominating and Policies.
Each Committee is comprised entirely of directors determined to be independent under the SEC and the NYSE corporate governance listing standards, and our Board's categorical standards of director independence. Copies of the written charters for each of our Committees setting forth their respective responsibilities can be found under the Investor Relations – Corporate Governance section of our website at www.platformspecialtyproducts.com. Copies may also be obtained upon request without charge by writing to the Secretary of Platform at 1450 Centrepark Boulevard, Suite 210, West Palm Beach, Florida 33401.

Below is a summary of our Committee membership information and structure:

Name	Audit Committee	Compensation Committee	Nominating and Policies Committee
Ian G.H. Ashken	•	•
Michael F. Goss
Ryan Israel	•	•	•
E. Stanley O’Neal			•
Number of 2017 Meetings	8	2	1

Committee Chairman
•	Committee Member

Audit Committee
Number of Meetings in 2017: Eight
Responsibilities. Pursuant to its written charter, the Audit Committee is responsible for, among other things:

•	overseeing our accounting and the financial reporting processes;

•	appointing and overseeing the audit of our independent registered public accounting firm (including resolution of disagreements between management and our independent auditor);

•	pre-approving all auditing services and permitted non-auditing services to be performed for us by our independent auditor and approving the fees associated with such services;

•	reviewing interim and year-end financial statements with management and our independent auditors;

•	overseeing our internal audit function, reviewing any significant reports to management arising from such internal audit function and reporting to the Board of Directors;

•	reviewing complaints under and compliance with the Company’s corporate governance guidelines, in particular regarding questionable accounting, internal accounting controls or auditing matters;

•	overseeing the Company's policies and procedures with respect to risk assessment and risk management; and

•	reviewing and approving all related-party transactions required to be disclosed under Item 404 of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).
The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties and to retain counsel for this purpose where appropriate. Under procedures adopted by the Audit Committee, the Audit Committee reviews and pre-approves all audit and non-audit services performed by our independent auditors.
Please see the Report of the Audit Committee included in this Proxy Statement for information about our 2017 year audit.
Independence and Financial Expertise
Our Board of Directors has reviewed the background, experience and independence of the Audit Committee members and, based on this review, has determined that each of these members (currently, Michael F. Goss (Chairman), Ian G.H. Ashken and Ryan Israel):

•	meets the independence requirements of the NYSE corporate governance listing standards;

•	meets the enhanced independence standards for audit committee members required by the SEC; and

•	is financially literate, knowledgeable and qualified to review financial statements.
In addition, our Board has determined that each of Messrs. Goss and Ashken qualifies as an “audit committee financial expert” within the meaning of SEC regulations.
Compensation Committee
Number of Meetings in 2017: Two
Responsibilities. Pursuant to its written charter, the Compensation Committee is responsible for, among other things:

•	assisting our Board in developing and evaluating potential candidates for executive positions and overseeing the development of any executive succession plans;

•	reviewing and making recommendations to the Board with respect to CEO compensation and CEO corporate goals and objectives;

•
making recommendations to the Board with respect to compensation of other executive officers and providing oversight of management’s decisions concerning the performance and compensation of such executive officers;

•	reviewing on a periodic basis compensation and benefits paid to directors;

•	reviewing our incentive compensation and other stock-based plans, and recommending changes in such plans to our Board as needed to assure the effective representation of Platform’s stockholders; and

•	preparing a Compensation Committee report on executive compensation required by the SEC to be included our annual proxy statement.
The Compensation Committee has the authority to delegate any of its responsibilities to subcommittees as it may deem appropriate in its sole discretion. The Compensation Committee also has authority to retain compensation consultants, outside counsel and other advisors as it may deem appropriate in its sole discretion after taking into consideration all factors relevant to the independence of such consultants, counsel or advisors. The Compensation Committee has sole authority to approve related fees and retention terms, and should be provided with appropriate funding, as determined by the Compensation Committee, for payment of compensation to such consultants, counsel or advisors.
In 2017, our Compensation Committee continued to work with Hay Group, a global management consulting firm which acts as our independent compensation consultants with respect to the evaluation of our compensation plans and policies.
Independence
The Board of Directors has reviewed the background, experience and independence of the Compensation Committee members and based on this review, has determined that each of these members (currently, E. Stanley O'Neal (Chairman), Ian G.H. Ashken and Ryan Israel):

•	meets the independence requirements of the NYSE corporate governance listing standards;

•	meets the enhanced independence standards for compensation committee members required by the NYSE and the SEC; and

•	is an “outside director” pursuant to the criteria established by the Internal Revenue Service ("IRS").
In addition, the Board of Directors has determined that each of Messrs. O’Neal, Ashken and Israel is independent pursuant to the enhanced independence standards for compensation committee members set forth in Section 303A.02(a)(ii) of the NYSE Listed Company Manual, based on evaluations conducted in accordance with and considering the factors set forth in Section 303A.02(a)(ii).

Role of Compensation Consultant
The Compensation Committee has the sole authority to retain compensation consultants or advisors to assist it in evaluating CEO, senior executives and non-employee director compensation. From time to time, management also retains its own outside compensation consultants. In 2017, Hay Group’s work with the Compensation Committee included analyses, advice, guidance and recommendations on executive compensation levels versus peers and market trends. Hay Group was engaged exclusively by the Compensation Committee on executive and director compensation matters and does not have other consulting arrangements with the Company. The Compensation Committee has assessed the independence of Hay Group pursuant to the SEC rules and concluded that no conflicts of interest exist.
Role of Management
Our Compensation Committee relies on management for legal, tax, compliance, finance and human resource recommendations, and data and analysis for the design and administration of the compensation, benefits and perquisite programs for our senior executives. The Compensation Committee considers this information in conjunction with the recommendations and information from its independent compensation consultant.
Our CEO, our Chief Human Resources Officer and our Executive Vice President - General Counsel & Secretary generally attend Compensation Committee meetings. CEO performance and compensation are discussed by the Compensation Committee in executive session, with advice and participation from the Compensation Committee’s independent compensation consultant as requested by the Compensation Committee. Our CEO and Chief Human Resources Officer, without the presence of any other members of senior management, actively participate in the compensation discussions of our senior executives, including making recommendations to the Compensation Committee as to the amount and form of compensation (other than their own).
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee during 2017 was an officer, employee or former officer of the Company or any of its subsidiaries or had any relationship requiring disclosure pursuant to SEC regulations. No executive officer of the Company served as a member of a compensation committee or a director of another entity under circumstances requiring disclosure under SEC regulations.
Nominating and Policies Committee
Number of Meetings in 2017: One
Responsibilities. Pursuant to its written charter, the Nominating and Policies Committee is responsible for, among other things:

•	leading the search for individuals qualified to become members of the Board of Directors and selecting director nominees to be presented for stockholder approval at our annual meetings;

•	reviewing the Committees structure and recommending to the Board of Directors for approval directors to serve as members of each Committee;

•	reviewing corporate governance guidelines on a periodic basis and recommending changes to the Board as necessary;

•	overseeing any self-evaluations of the Board and its Committees;

•	reviewing director nominations submitted by stockholders, if any; and

•	assuring the effective representation of the Company's stockholders.
The Nominating and Policies Committee may, when it deems appropriate, delegate certain of its responsibilities to one or more Nominating and Policies Committee members or subcommittees.

Independence
Our Board has reviewed the background, experience and independence of the Nominating and Policies Committee members and, based on this review, has determined that each of these members (currently, Ian G.H. Ashken (Chairman), Ryan Israel and E. Stanley O'Neal) meets the independence requirements of the SEC and NYSE corporate governance listing standards.
Board and Committee Assessment Process
During the year, the Chairman of the Board will receive input on the Board’s performance from the directors and will discuss the input with the full Board. The Chairman also oversees the review of the Board performance which includes annual self-assessments by each Committee, relying on a review process similar to that used by the Board, with performance criteria for each Committee established on the basis of its charter. These self-evaluations are discussed with the full Board each year.
Risk Management and Oversight
Management is responsible for the day-to-day management of risks the Company faces, while our Board of Directors provides risk oversight. In its risk oversight role, the Board must satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed, including assessing major risk factors relating to the Company and its performance and reviewing measures to address and mitigate risks.
While the full Board of Directors is charged with overseeing risk management, the Committees of the Board and members of management also have responsibilities with respect to risk oversight. In particular, the Audit Committee plays a large role in overseeing matters involving the Company’s financial and operational risks as well as the guidelines, policies and processes for managing such risks, including internal controls and cybersecurity risk initiatives. Additionally, the Compensation Committee monitors and assesses the various risks associated with compensation policies and oversees incentives that encourage a level of risk-taking consistent with our overall strategy.
Certain Relationships and Related Transactions
Related Party Transaction Policy
Our Board and Audit Committee have adopted written policies and procedures relating to approval or ratification of transactions with “related parties.” Under such policies and procedures, our Audit Committee is to review the material facts of all related party transactions that require the Audit Committee’s approval and either approve or disapprove of the entry into the transactions, depending on whether the particular transaction serves the best interest of the Company and its stockholders.
No member of the Audit Committee may participate in any review, consideration or approval of any related party transaction with respect to which such member or any of his or her immediate family members is the related party.
Under such policies and procedures, a “related party transaction” represents any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, the Company is a participant, and any related party has or will have a direct or indirect interest (other than solely as a result of being a director and/or a less than 10% beneficial owner of another entity). A “related party” is any person who is or was, since the beginning of the last year for which the Company has filed an annual report on Form 10-K and a proxy statement, even if they do not presently serve in that role, an executive officer, director or nominee for election as a director, any 5% or greater stockholder of the Company, or any immediate family member of any of the foregoing. Immediate family members include a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee).

In the event that our CEO or CFO determines that it is not practicable or desirable for the Company to wait until the next Audit Committee meeting to review and approve or ratify a related party transaction, the Chairman of the Audit Committee may review and approve or ratify such related party transaction on behalf of the Audit Committee. At the next Audit Committee meeting following such approval or ratification, the Chairman is to describe fully any related party transaction so approved in order for it to be ratified by the full Audit Committee.
Transactions with Related Parties
Except as indicated below, in 2017, there were no transactions, and there are no currently proposed transactions, in excess of $120,000 in which the Company was or will be a participant and in which any director or executive officer of the Company, any known 5% or greater stockholder of the Company or any immediate family member of any of the foregoing persons had or will have a direct or indirect material interest as defined in Item 404(a) of Regulation S-K.
Advisory Services Agreement
Under an Advisory Services Agreement, dated October 31, 2013, with Mariposa Capital, LLC, an affiliate of Mr. Franklin and Mariposa, Mariposa Capital, LLC provides certain advisory services to Platform and receives an annual advisory fee equal to $2 million, paid in quarterly installments, and reimbursement for expenses, which in 2017 and the first quarter of 2018 totaled an aggregate amount of approximately $344,041. This agreement is automatically renewed for successive one-year terms unless prior 90-day notice is provided by either party and may only be terminated by Platform upon a vote of a majority of our Board members. In the event that this agreement is terminated by Platform, the effective date of the termination will be six months following the expiration of the applicable term.
Involvement in Certain Legal Proceedings
To the knowledge of the Company, no director, executive officer, or person nominated to become a director or executive officer has within the last 10 years: (i) had a bankruptcy petition filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for, any business or property of such person or entity with respect to which such person was a general partner or executive officer either at the time of the bankruptcy filing or within two years prior to that time; (ii) been convicted in a criminal proceeding or currently named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining or otherwise limiting his or her involvement in the following activities: (a) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; (b) engaging in any type of business practice; or (c) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws; (iv) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than sixty days the right of such person to engage in any activity described above under (iii)(a), or to be associated with persons engaged in any such activity; (v) been found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been subsequently reversed, suspended or vacated; (vi) was the subject of, or party to, any federal or state judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (a) any federal or state securities or commodities law or regulation; (b) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, removal or prohibition order; or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or (vii) was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.
We are not aware of any material proceedings to which any director, executive officer or affiliate of the Company, any owner of record or beneficial owner of more than 5% of any class of the Company’s voting securities, or any associate of any such director, executive officer, affiliate, owner of record or beneficial owner is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.
DIRECTOR COMPENSATION
The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified individuals to serve on the Board. We believe a meaningful portion of a director’s compensation should be provided in equity-based awards (RSUs) in order to align directors' interests with our stockholders' interests. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties on our Board and its Committees, the skill-level required of the Board members, and the need to continue to attract highly-qualified candidates to serve on our Board. Director compensation arrangements are reviewed annually to maintain such standards.
Directors who are employed by the Company, currently only Mr. Sachdev, receive no compensation or fees for serving as a director or for attending any Board or Committee meetings. Mr. Franklin, who serves as our founder director, also does not receive any additional compensation for his services as a director. The other directors of the Board who are not employed by the Company receive cash and stock compensation as described below:
Director Compensation Program
The following table summarizes the components of our director compensation program in 2017:

Compensation Components	Amounts ($)
Annual Board Fees	50,000(1)
Committee Meeting Fees	2,000 additional fees
Audit Committee Chairman Compensation	10,000 additional fees
Compensation Committee Chairman Compensation	7,500 additional fees
Nominating and Policies Committee Chairman Compensation	7,500 additional fees
Annual RSU Grant	RSUs with an approximate value of $100,000(2)

(1)	Annual Board fees are split into four equal payments, each for three months of service. The director compensation cycle begins on January 1st of each year.

(2)
Certain non-executive directors are granted annually a number of RSUs equal to $100,000 at the date of issue. These RSUs are granted on the date of the Company's annual meeting of stockholders and vest on the earlier of the one-year anniversary of the grant date and the date of the next annual meeting of stockholders.

Director expenses and other benefits. Our non-employee directors are reimbursed for expenses incurred in attending Board, Committee and stockholder meetings and for expenses associated with these and other board activities.
Stock ownership guidelines. Non-employee directors with more than one year of service are expected to directly own at least 1,000 shares of our common stock.
Changes for 2018. In February 2018, our Compensation Committee reviewed the design of our director compensation program with management and determined that to better align the plan design to market trends, effective January 1, 2018, the annual Board fees would be increased to $75,000; the Committee meeting fees to $5,000; and the Chairman fees for each of the Compensation Committee and Nominating and Policies Committee to $10,000.

2017 Directors' Compensation
The following table summarizes the compensation paid to our current non-employee directors for the year ended December 31, 2017:

2017 Directors Compensation(1)
Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)

Martin E. Franklin	—	—	2,000,000	2,000,000
Ian G.H. Ashken	54,000	99,992	—	153,992
Nicolas Berggruen	—	—	—	—
Michael F. Goss	60,000	99,992	—	159,992
Ryan Israel	—	—	—	—
E. Stanley O’Neal	57,500	99,992	—	157,492

(1)
As an employee of the Company, Rakesh Sachdev, our CEO, receives no compensation for his service as a director and is not included in this table. His compensation as an employee of the Company is shown in the 2017 Summary Compensation Table below. Messrs. Berggruen and Israel had elected to waive all compensation for service as a director in 2017.

(2)
The amounts shown in the "Fees Earned or Paid in Cash" column include the annual non-executive director fee and additional Committee and Committee Chairman fees for all directors, as applicable, as described above.

(3)
The amounts in the “Stock Awards” column reflect the aggregate grant date fair value of RSUs granted to directors in 2017 computed in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions regarding the 2017 grants, refer to Note 9, Long Term Compensation Plans, to the Consolidated Financial Statements included in our 2017 Annual Report. Each of Messrs. Ashken, Goss and O'Neal were granted 7,861 RSUs on June 5, 2017, the date of the Company's 2017 annual meeting of stockholders, as compensation for their respective directorship in 2017. These RSUs will vest on June 5, 2018, subject to continuous directorship through and on such vesting date. Each RSU represents a contingent right to receive one share of our common stock.

(4)
With respect to Mr. Franklin, the amount represents fees paid to Mariposa Capital, LLC, an affiliate of Mr. Franklin, Chairman of the Board, pursuant to the Advisory Services Agreement. See "CORPORATE GOVERNANCE - Certain Relationships and Related Transactions - Transactions with Related Parties" above. Mr. Franklin, who serves as our founder director, is not entitled to receive any additional compensation for his services as a director.

For complete beneficial ownership information relating to our directors, see "SECURITY OWNERSHIP" below.
Indemnification
We entered into Director and Officer Indemnification Agreements with each of our current directors in order for them to be free from undue concern about personal liability in connection with their services to the Company. In addition, our Certificate of Incorporation, as amended, and our Amended and Restated By-Laws provide that we will indemnify any of our directors, to the fullest extent permitted by applicable law, against any and all costs, expenses or liabilities incurred by them by reason of having been an officer.

EXECUTIVE OFFICERS OF THE COMPANY
Set forth below is a list of our executive officers as of April 30, 2018. Biographical information with respect to Mr. Sachdev is set forth above under PROPOSAL 1 – ELECTION OF DIRECTORS. Biographical information with respect to Messrs. Connolly, Capps, Gliklich and Tolbert is included in Part I, Item 1, “Senior Management of Platform” in our 2017 Annual Report.

Name	Age	Title
Rakesh Sachdev	62	Chief Executive Officer (CEO)
John P. Connolly	52	Chief Financial Officer (CFO)
John E. Capps	53	Executive Vice President - General Counsel & Secretary
Benjamin Gliklich	33	Executive Vice President - Operations & Strategy
J. David Tolbert	57	Chief Human Resources Officer

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis describes and analyzes our executive compensation philosophy and program in the context of the compensation paid during 2017 to our Named Executive Officers (as defined below).
This Compensation Discussion and Analysis is organized as follows:

Section	Page	Section	Page
Compensation Philosophy and Objectives	22	Employment Arrangements	34
Compensation-related Corporate Governance	23	Executive Change in Control (CIC) Agreements	35
Executive Compensation Setting Process	23	Indemnity Agreements	36
Elements of the Company's Compensation Program	24	Report of the Compensation Committee	36

COMPENSATION PHILOSOPHY AND OBJECTIVES
The core of our executive compensation philosophy is that our executives’ compensation should be linked to achievements of financial and operating performance metrics that build stockholder value. Consequently, we design our compensation and benefits policies to attract and retain the key employees necessary to support Company growth and success, both operationally and strategically. We also aim to motivate our executives to achieve short- and long-term goals, with the ultimate objective of creating sustainable improvements in stockholder value. This approach guides the design and administration of our compensation and benefits programs for the Named Executive Officers but also for the other executives and the general workforce.
Our total compensation package, which includes base salary, cash awards under our Annual Bonus Plan and long-term incentive awards under our LTI Program, is also designed to attract, motivate and retain top-quality executives. The levels of compensation at competitive companies derived from compensation surveys provided by outside consultants, as well as other factors such as the Company’s performance, growth and relative TSR, achievement of specific financial goals, executives' past performance and expected future contributions to the Company and the awards granted to executives in the past, are used for comparison in establishing the Company’s overall compensation plan.
In summary, our compensation program:

is tied to overall Company performance	reflects each executive’s level of responsibility

includes a significant incentive equity component	reflects individual performance and contributions

COMPENSATION-RELATED CORPORATE GOVERNANCE
To ensure continued alignment of compensation with Company performance and the creation of stockholder value on a long-term, sustainable basis, we strive to follow best practices in our executive compensation program and maintain strong compensation-related corporate governance policies.
Our key policies for executive compensation are set forth below:

What We Do		What We Don't Do
✓	Pay for performance with a substantial majority of pay being performance-based and not guaranteed	✗	Provide tax gross-ups for change-in-control payments
✓	Consider peer groups in establishing compensation	✗	Offer supplemental executive retirement plans
✓	Balance short- and long-term incentives	✗	Allow hedging, pledging or short sales of Platform stock
✓	Use multi-year vesting terms for all executive officer equity awards	✗	Allow liberal share recycling
✓	Use an external, independent compensation consulting firm that provides no other services to the Company

EXECUTIVE COMPENSATION SETTING PROCESS
Annual Review of the Compensation Committee
Our Compensation Committee is responsible for overseeing the design, implementation and administration of short- and long-term compensation (including LTI Awards, benefits and perquisites) for all executive officers and other members of senior management on an annual basis. The Compensation Committee recommends CEO compensation to the independent directors of the Board for their approval. When making compensation decisions, the Compensation Committee analyzes data from our Peer Group (as defined under "Market Benchmarking" below) and considers the dynamics of operating in the global specialty chemical industry, the importance of rewarding and retaining talented, experienced executive officers to continue to guide the Company, alignment of executive compensation programs with stockholders' interests and the voting guidelines of certain proxy advisory firms and stockholders. The Compensation Committee also considers the Company’s past-year performance, growth and relative TSR, achievement of specific financial goals, the executives’ past performance and expected future contributions to the Company, and past equity awards granted to such executives. In connection with the approval of the 2017 compensation program, the Compensation Committee used analyses, guidance and recommendations on executive compensation levels versus peers and market trends provided by Hay Group, our independent compensation consultant.
Consideration of the 2017 Stockholder Advisory Vote on Executive Compensation
When determining executive compensation, our Compensation Committee values core principles and performance objectives but also considers input from our stockholders on our executive compensation program. As part of its compensation setting process, the Compensation Committee evaluates the results of our most recent Say-on-Pay vote and feedback received from our largest stockholders in conjunction with the vote. At our June 2017 annual meeting, a significant majority of our stockholders, approximately 92% of votes cast, supported our 2016 compensation program for our then named executive officers. The Compensation Committee interpreted this result as demonstrating strong support for our executive compensation program. No specific component of our 2017 executive compensation program was altered based upon this high passage rate.
Market Benchmarking
We use a peer group (the "Peer Group") as a reference for our executive compensation program. The Compensation Committee believes that our Peer Group is representative of the labor market from which we recruit executive talent. Factors used to select our Peer Group include industry segment, sales, profitability, market capitalization and number of employees.

The Peer Group that was used in 2016 was retained for 2017:

Peer Group
Albemarle Corporation	W.R. Grace & Co.
Ashland Global Holdings Inc.	International Flavors & Fragrances Inc.
Axalta Coating Systems Ltd.	Minerals Technologies Inc.
Cabot Corporation	Newmarket Corporation
Celanese Corporation	RPM International Inc.
Ferro Corporation	A. Schulman, Inc.
FMC Corporation	Sensient Technologies Corporation
H.B. Fuller Company	The Valspar Corporation (until its acquisition by The Sherwin-Williams Company in June 2017)
The Compensation Committee does not believe, however, that it is appropriate to make any compensation decisions, whether regarding base salaries or incentive pay, primarily based upon benchmarking to a peer or other representative group of companies. The information from our independent compensation consultant regarding pay practices at other companies is provided to the Compensation Committee as a resource for its deliberations for executive compensation decisions and is useful in at least two respects. First, the Compensation Committee recognizes that compensation practices must be competitive in the marketplace. Second, this marketplace information is one of the many factors that management and the Compensation Committee consider in assessing the reasonableness and appropriateness of our executive compensation programs. Although we do not target executive compensation to any Peer Group median, we strive to provide a compensation package that is competitive in the market and that rewards each executive’s performance in executing the strategic and financial goals of the Company.
Role of Executives in Establishing Compensation
Each year, our CEO and Chief Human Resources Officer evaluate the individual performance and, with input from the Compensation Committee’s independent consultant, the competitive pay positioning for senior management members who report directly to the CEO, including our Named Executive Officers, and make recommendations to the Compensation Committee regarding the target compensation, job leveling and grading for such Named Executive Officers and other senior level employees. Our CEO follows the same process with regard to the target compensation of our Chief Human Resources Officer, without his input, and the Compensation Committee follows the same process with regard to the target compensation of our CEO, without his input.
Annually, our executives, including the Named Executive Officers, set their individual performance objectives with our CEO. Each executive’s performance is reviewed throughout the year against his or her objectives. At the end of each year, our CEO conducts a final review for each executive and rates his or her performance. The performance evaluations are based on factors such as Company-wide and/or business segment achievements and individual objectives. Individual performance is used by our CEO in consideration of individual merit-based salary increases.
Our Compensation Committee also meets in executive session where some of our executives may be present. Our CEO reviews meeting materials with the Chairman of the Compensation Committee prior to scheduled meetings. Under its charter, the Compensation Committee must review CEO compensation, evaluate CEO performance in light of the corporate goals and objectives, and determine and approve CEO compensation level based on this evaluation. In determining the long-term incentive component of CEO compensation, the Compensation Committee considers the Company’s overall performance based on pre-established performance metrics, the value of similar incentive awards to chief executive officers at comparable companies, and the awards granted to the Company’s CEO in past years.

ELEMENTS OF THE COMPANY'S COMPENSATION PROGRAM
The elements of the Company's compensation are intended to attract and retain a high caliber of executive talent, align incentives with stockholder interests and support our pay-for-performance philosophy. The following table summarizes each of the primary components of our executive compensation program, their respective types (fixed or tied to performance (variable)), their respective business purposes and key features, and the related actions taken in 2017 with respect to each of them:

Pay Element	Fixed or Variable	Business Purpose	Key Features	2017 Actions
Base Salary	Fixed	Attract and retain high-quality executives needed to lead our complex global business	Peer Group and other market data used as reference points	Base salaries adjusted to reflect individual performance and changes in the competitive marketplace for talent
		Sustain individual performance	Other factors considered in the base salary determination: responsibilities, individual performance, internal pay equity, compensation history and executive potential

Annual Bonus Plan	Variable	Motivate and reward achievement of annual financial and individual performance targets set in conjunction with annual business planning process	Annual cash award paid after year-end upon achievement of targets
2017 financial metrics used to measure corporate performance for determining payouts consistent with 2016 executive compensation program: Adjusted EBITDA, Organic Sales Growth and working capital improvement

Other factors considered in determining target opportunity for individual executive: responsibilities, individual performance and internal pay equity
Attract and retain key executives

LTI Program	Variable	Motivate and reward executive achievement of long-term financial targets in support of long-term strategic plan	LTI Awards designed to provide balance between share price appreciation, retention and long-term operating results using three-year performance and vesting periods
2017 balanced mix of long-term equity incentive vehicles consistent with 2016 executive compensation program: performance-based restricted stock units ("PRSUs") (50% of grant value), time-based restricted stock units ("RSUs") (25% of grant value), and stock options ("SOPs," and together with the PRSUs and RSUs, the "LTI Awards") (25% of grant value)

		Incentivize executives to create long-term stockholder value by offering opportunities to benefit from stock appreciation through stock ownership	Other factors considered in determining target opportunity for individual executive: responsibilities, individual performance, internal pay equity, executive's potential and retention risk
Attract and retain key executives
Align executives’ interests with those of shareholders

Benefits and Other Perquisites	__	Attract and retain executive officers with appropriate health and welfare benefits	Competitive non-monetary benefits consistent with the marketplace	Consistent with 2016
Limited perquisites to convey additional value in connection with performing job duties

Additional details on each element of our executive compensation program are outlined below:

Base Salary
Base salary is the only fixed portion of the Named Executive Officers' total direct compensation. We provide executives with a base salary intended to attract and retain the quality executives needed to lead our complex global businesses and to compensate executives for their scope and level of responsibility and sustained individual performance. In general, base salaries are initially established through arm’s-length negotiation at the time the executive officer is hired or promoted, taking into account such executive officer’s qualifications, experience and prior salary. Our Compensation Committee reviews the base salaries of the Named Executive Officers annually and may make adjustments as appropriate based on the scope of an executive's responsibilities, individual contribution, prior experience and sustained performance. Decisions regarding salary increases may take into account the executive's current salary, equity ownership and the amounts paid to a peer of such executive inside our Company and to other members of the management team. Base salaries are also benchmarked against the practices of companies in our Peer Group and other market data and reviewed, from time to time, in the case of promotions or other significant changes in responsibility. No formulaic base salary increases are provided to our Named Executive Officers. This strategy is consistent with our intent of offering base salaries that are cost-effective while remaining competitive.
Our Compensation Committee set or increased the salary of each executive as part of its annual compensation review process and in recognition of the contributions of each of them during the prior year.
The base salary earned in 2017 by each Named Executive Officer is reflected in the “Salary” column of the 2017 Summary Compensation Table set forth under "EXECUTIVE COMPENSATION TABLES" below.

Annual Bonus Plan
Cash bonuses are awarded by our Compensation Committee on an annual basis pursuant to the Annual Bonus Plan. The Annual Bonus Plan is a cash bonus target plan designed to provide incentives to achieve financial and operational performance targets set in conjunction with our annual business planning process, and to encourage management to achieve profitable growth.
2017 Performance Metrics
Based on a review of the Company's annual and long-term financial goals, operational plans, strategic initiatives and the prior year’s actual results, our Compensation Committee annually sets the Annual Bonus Plan financial performance metrics that it will use to measure Company performance as well as their relative weighting. In 2017, Company performance was measured relative to three metrics: Adjusted EBITDA, Organic Sales Growth and working capital improvement. The influence of each metric was weighted, such that 85% of the bonus amount related to these three performance metrics. The remaining 15% was represented by individual leadership objectives assigned to each Named Executive Officer that were reflective of our focus on meeting or exceeding the overall financial goals and strategic initiatives of the Company, and on continuing to develop the people in our organization. Given the nature of Platform's business, our Compensation Committee believes this allocation provides an appropriate balance among Company's results and individual accountability.
The following table presents each of the three financial metrics and the individual performance metrics within our Annual Bonus Plan which were selected in 2017 to measure Company performance as well as the reasons for their selection and their relative weighting (% of Annual Bonus Plan target award):

Performance Metric	Definition	Reasons for Selection	Weighting

Adjusted EBITDA*	EBITDA (earnings before interest, provision for income taxes, depreciation and amortization), excluding the impact of additional items, which we believe not to be representative or indicative of our ongoing business or which we consider to be costs associated with our capital structure	Drives Company valuation	50%

Organic Sales Growth*	Net sales excluding the impact of currency, metals price, divestitures and acquisitions, as applicable Organic sales growth is a comparison of year-over-year sales	Demonstrates the Company's ability to grow its existing business, without consideration of acquisitions or divestiture activity	20%

Working Capital Improvement	Average balance of net working capital (net account receivable plus net inventory less net accounts payable) for each quarter divided by full year revenues at actual exchange rates	Improves cash flow conversion	15%

Individual Goals	Focus on overall financial goals and strategic initiatives of Platform and on continuing to develop the people in our organization	Supports and helps achieve strategic objectives and ties to areas of responsibility	15%
	Generally funded on the same basis as the Adjusted EBITDA performance metric
* For a discussion of the Company’s use of non-GAAP financial measures, see page 47 of our 2017 Annual Report under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Financial Measures." For a reconciliation of GAAP net sales growth to Organic Sales Growth, see page 48 of our 2017 Annual Report under "Organic Results," and for a reconciliation of Net loss attributable to common stockholders to Adjusted EBITDA, see Note 23, Segment Information, to the Consolidated Financial Statements included on page F-51 of our 2017 Annual Report.
The performance metrics approved in connection with our Annual Bonus Plan represent significant drivers of financial performance for Platform. These performance metrics are weighted to reflect our Compensation Committee’s determination of the importance of each and the value their achievement can bring to our stockholders.
Our Compensation Committee approved the applicable performance levels for each performance metric and contemplated increasing levels of payout for performance at higher levels, with payouts ranging from 0% to 200% depending on achievement, with a sliding scale between levels. If the performance level for 50% payout was not attained, no bonus was to be paid with respect to such metric. The performance required for 100% payout for each metric was set relative to the Company’s internal budget and goals for each metric.
A table summarizing the relevant 2017 performance levels for each metric and our 2017 actual results is set forth below:

Performance Metric	Target (100% payout)	Stretch (200% payout)	2017 Actual	Weighted Results

Adjusted EBITDA	$810 million	$850 million	$821 million	127%

Organic Sales Growth	3%	4.75%	3.6%	131%

Working Capital Improvement	0.53%	0.73%	0.27%	0%

The performance results against the targets indicated above may be adjusted for extraordinary events if deemed appropriate by our CEO and the Compensation Committee. This adjustment can be either up or down. For example, adjustments may be made for acquisitions and large divestitures. With respect to individual goals, the Compensation Committee may apply negative discretion to reduce the individual element of the awards based on individual performance. The Compensation Committee reviews the final financial scoring and qualitative adjustments and approves the Annual Bonus Plan funding level.
At the time the 2017 targets were set for each metric, our Compensation Committee believed these levels were attainable, yet challenging, as $810 million of 2017 target Adjusted EBITDA, 3% Organic Sales Growth and 0.53% of working capital improvement were higher than the Company's past performance when comparing the Company's 2016 and 2015 actual results.
2017 Annual Bonus Plan Payouts
For 2017, the Company achieved Adjusted EBITDA of $821 million, which was in excess of the target amount. Applying a sliding scale between the target payment level of 100% and the stretch payment level of 200%, the operating performance yielded a 127% payout of the Adjusted EBITDA metric. After applying the 50% weighting to the Adjusted EBITDA performance level, a payout of approximately 64% was earned by the Named Executive Officers under the Annual Bonus Plan.
The Company's Organic Sales increased by 3.6% in 2017, which was in excess of the target amount. Applying a similar sliding scale between the target payment level of 100% and the stretch payment level of 200%, the operating performance yielded a 131% payout of the Organic Sales Growth metric. After applying the 20% weighting to the Organic Sales Growth performance level, a payout of approximately 26% was earned by the Named Executive Officers under the Annual Bonus Plan.
The Company's working capital increased by 0.27% in 2017, which was below the level triggering any payout for this metric. Consequently, no portion of the Annual Bonus Plan related to working capital improvement was earned by or paid to the Named Executive Officers under the Annual Bonus Plan.
Finally, in 2017, the Compensation Committee elected not to apply negative discretion with respect to the individual goals element as it felt the performance of each Named Executive Officer against his individual objectives met or exceeded expectations. The Annual Bonus Plan targets for 2017 were 60% base salary for Mr. Tolbert and 100% base salary for the other Named Executive Officers, subject to continuous service. In 2017, each current Named Executive Officer received a payout equivalent to 109% of their respective Annual Bonus Plan targets. The target bonuses for each of Messrs. Sachdev and Connolly were negotiated as part of their respective employments agreements. See "—Employment Arrangements" below.
The Annual Bonus Plan payments that were earned by each Named Executive Officers in 2017 are included in the "Non-Equity Incentive Plan Compensation" column of the 2017 Summary Compensation Table set forth under "EXECUTIVE COMPENSATION TABLES" below.

Equity-Based Long-Term Incentives
Our LTI Program is designed to align the financial interests of our executives with those of stockholders by rewarding the achievement of pre-established financial metrics over multi-year performance periods, and therefore long-term stockholder value. The performance measures underlying our PRSUs awarded under our LTI Program are different than those used in our Annual Bonus Plan. This is an intentional design element because our Compensation Committee believes that stockholders’ interests are best served by balancing the focus of executives’ decisions between short- and long-term measures. Our Compensation Committee also believes that providing executives with the opportunities to acquire significant stakes in our growth will incentivize and reward executives for sound business management and high-performance team environment, and the accomplishment of short- and long-term strategic objectives and improvement in stockholder value, all of which are essential to our ongoing success.
In 2017, LTI Awards granted to the Named Executive Officers were delivered in the form of:

•	PRSUs, for which vesting is based on the performance of two equally-weighted financial metrics (average ROIC and relative TSR), each calculated over a three-year performance period;

•	RSUs, for which vesting is based solely on the passage of time over a three-year period; and

•	SOPs, which vest annually on a pro rata basis over a three-year period.

This mix of equity-based incentive awards consisted of 50% PRSUs, 25% RSUs and 25% SOPs, each vesting over three years. The Compensation Committee believes that commencing a new three-year cycle each year provides a regular opportunity to align goals with the Company's ongoing strategic planning process, reflect our evolving business priorities and market factors and, when applicable, re-evaluate long-term metrics.
How Equity-Based Compensation is Determined
Annually, our Compensation Committee reviews our LTI Program to determine (i) the equity compensation mix, (ii) the vesting periods, and (iii), with respect to PRSUs, the performance metrics used to encourage long-term success, the weightings applied to such metrics and the annual and cumulative targets for such metrics. The Compensation Committee also annually sets a LTI Program target award for each Named Executive Officer, which reflects the total LTI Program target award a Named Executive Officer has the opportunity to receive at the end of the applicable three-year performance period. With respect to PRSUs, to the extent that Platform's results meet the minimum financial goals or the maximum financial goals, the actual payout to the Named Executive Officer could be significantly less or more than the initial total PRSU target award, with the recipient eligible to earn up to 250% of the number of PRSUs initially granted or as few as zero shares, as described below under "—Performance-Based Restricted Stock Unit (PRSU) Awards" below.
LTI Awards are typically made in the first quarter of the year in connection with other annual compensation decisions. LTI Awards may also be given from time to time during the year in connection with hiring decisions and recognition of exemplary achievement, promotions or other compensation adjustments.
All LTI Awards are granted under the 2013 Plan, which was approved by the stockholders of the Company in June 2014. A maximum of 15,500,000 shares of common stock were authorized to be issued under the 2013 Plan. At December 31, 2017, a total of 496,203 shares of common stock had been issued, and 5,560,984 PRSUs, RSUs and SOPs were outstanding under the 2013 Plan, inclusive of 2,060,258 shares reserved for incremental payouts on PRSUs assuming maximum performance.
A description of the 2017 LTI Awards is included below:
Performance-Based Restricted Stock Unit (PRSU) Awards
The number of PRSUs granted to an executive was determined by dividing 50% of the total LTI Award for such executive by the value of a share of our common stock on the grant date. The number of PRSUs granted represents a target number of PRSUs that the executive has the opportunity to receive. The actual number of PRSUs awarded to the executive at the end of the applicable three-year performance period is determined based on the performance of two equally-weighted financial metrics: average ROIC and relative TSR.
The ROIC measure is expected to provide a balance between growth and asset efficiency measures consistent with our strategic goals while the relative TSR measure aligns executive compensation with stockholders in a manner that adjusts for equity market dynamics. The Compensation Committee believes this combination of metrics provides a balanced approach to executive compensation.
Average ROIC and relative TSR performance achievements are calculated at the end of the three-year ROIC performance period or TSR performance period, as applicable. The payout of shares of Platform common stock will range from 0% of the target number of PRSUs initially awarded (if ROIC does not achieve its threshold goal (an average of 25 bps improvement per annum) and TSR delivers under the 50th percentile relative to the S&P MidCap 400 Index) to 250% of the target number of PRSUs initially awarded (if ROIC achieves its stretch goal (an average improvement of 100 bps per annum) and TSR delivers at the 100th percentile). For each of the ROIC and TSR metrics, performance goals were established by the Compensation Committee at the beginning of the year.
The achievement of ROIC and TSR performance goals results in the payouts described below with proportional adjustment between the minimum and maximum targets:
ROIC = Return on Invested Capital (50% weighting of PRSUs)
ROIC is defined as cash from operations less net capital expenditures, adjusted for after-tax interest expense and acquisition transaction costs, divided by a five-point average of the sum of book debt and book equity less cash. ROIC may be adjusted for significant foreign exchange impacts at the discretion of the Compensation Committee. ROIC performance levels and the corresponding ROIC performance goals and payouts for that portion of the PRSU award attributable to ROIC are as follows:

	ROIC Payout Schedule
Performance Level	Performance Goal*	Payout %
Threshold	25 bps/year	50
Target	50 bps/year	100
Stretch	100 bps/year	200
* ROIC performance goals are expressed as an average basis point improvement per year.
TSR = Total Shareholder Return (50% weighting of PRSUs)
TSR compares the results of investing in Platform's common stock versus the stock of other companies in the S&P MidCap 400 over the TSR performance period. Share price is calculated at the beginning and end of the TSR performance period based on a 30 calendar-day average up to each such date.
TSR performance rankings and the corresponding payouts for that portion of the PRSU award attributable to TSR are as follows:
PRSU vesting is calculated without management or Compensation Committee discretion, except in the event of large movements in foreign currency exposure in either direction. Any award earned will be delivered 100% in shares of our common stock, on a one-for-one basis, subject to applicable tax withholding. Holders of PRSUs have no voting rights with respect to the PRSUs they receive. The PRSUs may, in certain circumstances, become immediately vested as of the date of a change in control of Platform.
The number and grant date fair value of the PRSU grants made in 2017 to each Named Executive Officer are listed in the "Target" column under "Estimated Future Payouts Under Equity Incentive Plan Awards" and "Grant Date Fair Value of Stock and Option Awards" of the Grants of Plan-Based Awards table under "EXECUTIVE COMPENSATION TABLES" below.
Time-Based Restricted Stock Unit (RSU) Awards
The number of RSUs granted to an executive was determined by dividing 25% of the total LTI Award for such executive by the value of a share of our common stock on the grant date. RSU vesting is based solely on the passage of time over a three-year period. RSUs awards represent shares of our common stock, on a one-for-one basis, that are not issued to the award recipient until after the end of such three-year period in addition to the satisfaction of any other applicable conditions. Accordingly, holders of RSUs have no voting rights with respect to the RSUs they received. The RSUs may, in certain circumstances, become immediately vested as of the date of a change in control of Platform.
The number and grant date fair value of the RSUs granted in 2017 to each Named Executive Officer are listed in the columns titled “All Other Stock Awards: Number of Shares of Stock or Units” and “Grant Date Fair Value of Stock and Option Awards” of the Grants of Plan-Based Awards table under "EXECUTIVE COMPENSATION TABLES" below.

Stock Options (SOP) Awards
SOPs were granted to an executive at an exercise price equal to the fair market value of Platform's shares of common stock on the grant date. The number of SOPs granted was determined by dividing 25% of the total LTI Award for such executive by an estimated Black-Scholes value of the SOP. SOPs expire in ten years and vest annually on a pro rata basis over a three-year period.
SOP awards entitle the holder to purchase shares of our common stock during a specified period at a purchase price set by the Compensation Committee. The holder has no rights and privileges of a stockholder of the Company with respect to any shares purchasable or issuable upon the exercise of the SOP, in whole or in part, prior to the date on which the shares subject to the SOP are issued. In no event SOP holders are entitled to dividends or dividend equivalents. The SOP may, in certain circumstances, become immediately vested as of the date of a change in control of Platform.
The grant date fair value of SOPs which equals the expense related to the 2017 SOPs grants to the Named Executive Officers is listed in the “Option Awards” column of the 2017 Summary Compensation Table and the “Grant Date Fair Value of Stock and Option Awards” column of the Grants of Plan-Based Awards table, both under "EXECUTIVE COMPENSATION TABLES" below.
2017 LTI Awards
In February 2017, the Compensation Committee granted annual LTI Awards to the Named Executive Officers. Mr. Sachdev's LTI Awards were granted pursuant to the terms and conditions of his employment agreement. See "—Employment Arrangements" below. The LTI Award targets for the other Named Executive Officers in 2017 were benchmarked against the practices of our Peer Group and other market data, as reviewed and approved by our Compensation Committee.
The actual LTI Awards granted in 2017 to each Named Executive Officers are shown in the Grants of Plan-Based Awards table in "EXECUTIVE COMPENSATION TABLES" below.
Special Long-Term Incentive Grants in 2017
In connection with his appointment as CFO on March 16, 2017, Platform granted Mr. Connolly an additional one-time long-term incentive award with an aggregate grant date value of $150,000 consisting, based on our stock price on March 16, 2017, of (i) 7,713 PRSUs vesting upon the achievements of certain performance levels based on Platform's ROIC, as measured from January 1, 2017 to December 31, 2019, and relative TSR, as measured from March 16, 2017 to February 20, 2020, which performance levels, in each case, are described above under "—Performance-Based Restricted Stock Unit (PRSU) Awards" above and (ii) 3,799 RSUs vesting on March 15, 2020, subject to continuous service. The PRSUs may also, in certain circumstances, become immediately vested as of the date of a change in control of Platform.
Changes to our LTI Program Commencing with 2018 LTI Awards
In February 2018, our Compensation Committee reviewed recommendations from Hay Group and management, and approved changes to the design of our LTI Program by adopting Adjusted EBITDA as the performance metric for the PRSUs over three years, revising the vesting of the RSUs to occur annually on a pro rata basis over three years, and eliminating SOPs. These changes were implemented to provide a more direct connection between performance relative to key measures and the rewards that result from that performance, as well as to assure competitiveness in the marketplace.

Benefits and Other Perquisites
We provide employees with a wide range of employee benefits that are designed to assist in attracting and retaining skilled employees critical to our long-term success and to reflect the competitive practices of the companies included in our Peer Group. In addition to base salary, cash awards under our Annual Bonus Plan and LTI Awards, we provided and continue to provide the following executive benefit programs to our Named Executive Officers, other executives and employees in general:

Employee Savings & 401(k) Plan
All of our domestic employees, including our Named Executive Officers, are eligible to participate in our tax-qualified Platform Specialty Products Employee Savings & 401(k) Plan (the “PSP 401(k) Plan”). Pursuant to the PSP 401(k) Plan, all employees may elect to contribute a portion of their current compensation to the PSP 401(k) Plan, in an amount up to the statutorily prescribed annual limit. The PSP 401(k) Plan provides the option for the Company to make match contributions, non-elective contribution or profit sharing contributions. Participants may also direct the investment of their PSP 401(k) Plan accounts into several investment alternatives, including the investment into shares of Platform's common stock.
In 2017, the Company matched 50% of the first 6% of the employee's eligible deferral. In addition, a non-elective contribution of 3% of eligible compensation of 2017 was allocated to eligible participants who were credited with at least 1,000 hours of service in the year for which the contributions are made and employed by the Company on the last day of that plan year. There were no profit sharing contributions for 2017.
Company matching and non-elective contributions allocated to each Named Executive Officer under the PSP 401(k) Plan are shown in the "All Other Compensation" column in the 2017 Summary Compensation Table in "EXECUTIVE COMPENSATION TABLES" below.
Employee Stock Purchase Plan
The Platform Specialty Products Corporation 2014 Employee Stock Purchase Plan (the “ESPP”) was ratified by the Company’s stockholders at the 2014 annual meeting held on June 12, 2014. The purpose of the ESPP is to (i) provide eligible employees of Platform (or any subsidiary or affiliate that has been designated by the administrator to participate in the plan) a convenient method of becoming stockholders of Platform, (ii) encourage employees to work in the best interests of Platform’s stockholders, (iii) support recruitment and retention of qualified employees, and (iv) provide employees an advantageous means of accumulating long-term investments.  We believe that employees’ participation in the ownership of the business will be to the mutual benefit of both the employees and Platform. No Named Executive Officer is currently enrolled in the ESPP.
Other Perquisites
Other benefits, such as life insurance, paid time off, matching charitable gifts and tuition reimbursement, are intended to provide a stable array of support to our employees, and these core benefits are provided to all employees.

Other Compensation-Related Practices and Policies
Change in Control (CIC) Agreements
As described under “—Executive Change in Control (CIC) Agreements” below, we have entered into change in control agreements (the "CIC Agreements") with each Named Executive Officer. The CIC Agreements contain severance provisions subject to a double-trigger provision that requires both a change in control of the Company and separation from service from within a period from six months prior to a change in control to two years following the change in control.
In line with best practices, our CIC Agreements:

•	do not have a liberal definition of change in control;

•	do not provide termination payments or benefits without involuntary job loss or substantial diminution of duties;

•	do not provide termination cash payments in excess of 2.99 times base salary and annual cash target bonus; and

•	do not provide for tax gross-ups.
Our Compensation Committee periodically reviews the form of CIC Agreement as well as the list of executives eligible for this agreement. We believe CIC Agreements serve the best interests of the Company and our stockholders by allowing our executives to exercise sound business judgment without fear of significant economic loss in the event they lose their employment with the Company as a result of a change in control. Our Compensation Committee believes from its experience and as advised by Hay Group, its independent compensation consultant, that such arrangements are competitive, reasonable and necessary to attract and retain key executives. These CIC Agreements do not materially affect the Compensation

Committee’s annual compensation determinations, as the terms of such agreements are triggered only after a change in control.
No Liberal Share Recycling
If an LTI Award is forfeited or if an SOP award expires prior to being exercised, the shares subject to that award will again become available for issuance under the 2013 Plan. However, it is our policy that shares of common stock that are tendered by a participant or withheld to pay the exercise price or withholding taxes in connection with the exercise or settlement of an SOP award do not become available for issuance again as future awards under the 2013 Plan.
Clawback Policy
The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010 (the "Dodd-Frank Act"), requires stock exchanges to adopt rules requiring listed companies to develop and implement a policy for recovery (i.e., clawback) of incentive-based compensation from executive officers in the event of the restatement of previously published financial statements resulting from a material accounting error, material non-compliance with financial reporting requirements or violations of U.S. securities laws.
In anticipation of the issuance of the final rules, each of our outstanding LTI Award agreements effectively allows awards to be subject to clawback provisions to be adopted by the Company in the future whereby the Company may (i) cause the cancellation of the LTI Awards, (ii) require reimbursement of any benefit conferred under the LTI Awards to the recipient or beneficiary, and (iii) effect any other right of recoupment of equity or other compensation provided under the 2013 Plan or otherwise in accordance with any Company policies that currently exist or that may from time to time be adopted or modified in the future by the Company and/or applicable law.
Once the SEC approves final rules, the Compensation Committee will consider adopting a clawback policy as necessary to ensure compliance with such regulations.
Equity Holding Policy
To ensure strong linkage between the interests of our management team and those of our stockholders, the Compensation Committee has adopted an equity holding policy. Under this policy, all officers of the Company, including the Named Executive Officers and certain other employees who receive LTI Awards, are required to meet certain equity holding requirements within five years after the later of (i) March 17, 2015, or (ii) the date such person becomes an officer of the Company or such employee first receives a LTI Award. Holding requirements include:

•	CEO: five times base salary;

•	Other officers: two times base salary; and

•	Other management equity recipients: one time base salary.
Policy on Stock Trading and Hedging
Pursuant to Platform's Insider Trading Policy, executive officers and other employees may not engage in any transaction in which they may profit from short-term speculative swings in the value of the Company's securities. This prohibition includes “short sales” (selling borrowed securities which the seller hopes can be purchased at a lower price in the future) or “short sales against the box” (selling owned, but not delivered, securities), “put” and “call” options (publicly available rights to sell or buy securities within a certain period of time at a specified price or the like) and other hedging transactions designed to minimize an executive's risk inherent in owning our stock, such as zero-cost collars and forward-sale contracts. This policy is designed to ensure compliance with the Company’s Insider Trading Policy and all other applicable insider trading rules.
Use of Consultants and Other Advisors
Our Compensation Committee retains an outside compensation and benefits consulting firm from time to time to respond directly to the Compensation Committee and its inquiries regarding management pay, compensation design and other related matters. The Compensation Committee may ask that management participate in these engagements. In recent years, the Company has engaged Hay Group, a global management consulting firm. In 2017, the Compensation Committee had directed Hay Group to work with members of management, including the Company's CFO and Chief Human Resources Officer, to obtain information necessary for it to form its recommendations and evaluate management's recommendations. Hay Group also met with the Compensation Committee during the Compensation Committee’s regular meetings and in executive sessions where no members of management were present, and with the Compensation Committee chair and other members of the Compensation Committee outside of the regular meetings. Use of a particular consulting firm by the Compensation Committee does not preclude management from hiring the same consulting firm.
Tax Reform and Compensation Accounting
Historically, Section 162(m) of the Internal Revenue Code (the "Code") limited the tax deductibility of annual compensation paid to executives to $1 million, unless the compensation qualified as "performance-based." Our Compensation Committee has adopted a policy that states, where reasonably practicable, that the Compensation Committee will seek to have the variable compensation paid to our Named Executive Officers qualify for an exemption from the deductibility limitations of Section 162(m), although it may authorize compensation payments that did not qualify for an exemption when it believes, in its judgment, that such payments are appropriate to attract and retain executive talent.
As part of the Tax Reform, the ability to rely on this "performance-based" exemption has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our Named Executive Officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. Because of ambiguities and uncertainties as to the application and interpretation of the revised Section 162(m), including the uncertain scope of the transition relief under the legislation repealing Section 162(m)’s exemption from the deduction limit, no assurance can be given that executive compensation intended to satisfy the requirements for exemption from Section 162(m) in fact will. Further, since there is no longer any tax reason to comply with the technical requirements of the "performance-based" compensation election, compensation plan design and practices may be adjusted in the future to reflect this change.

EMPLOYMENT ARRANGEMENTS
We have employment agreements in place with Messrs. Sachdev and Connolly. We also had an employment agreement with Mr. Khattri until his resignation as CFO on March 16, 2017.
Each Named Executive Officer entered into a CIC Agreement with Platform which supersedes any change in control provisions included in any of their LTI Award agreements and governs the payments to be received by each of them upon a change in control (as defined in the change in control agreement). See "—Executive Change in Control (CIC) Agreements" below.
The material terms of our existing employment arrangements are summarized below. For definition of "cause," "good reason," and "disability" and for more information about potential payments upon a termination of employment or a change in control, see "EXECUTIVE COMPENSATION TABLES — Potential Payments Upon Termination or Change in Control — Additional Information Regarding Payments Upon Termination of Employment or Change in Control" below.
Rakesh Sachdev, CEO
Pursuant to an employment agreement, dated as of December 15, 2015, Mr. Sachdev is eligible to receive (i) an annual target cash bonus opportunity of 100% of his annual base salary, and (ii) annual long-term incentive compensation award targeted to achieve a value equal to $3.0 million; if, in each case, Platform achieves the target performance goals set by the Compensation Committee and Mr. Sachdev achieves his individual management business objectives for a particular year.
If Mr. Sachdev is involuntarily terminated by Platform without "cause" (as defined in the agreement) or if Mr. Sachdev terminates his employment for "good reason" (as defined in the agreement), then Mr. Sachdev would be entitled, subject to the terms and conditions of his employment agreement, to (i) all previously earned and accrued but unpaid annual base salary up to the date of such termination, (ii) a severance payment equal to 2 times his annual base salary, payable in equal installments over a 24-month period, and (iii) a pro rata bonus through the termination date to the extent Platform pays a bonus for that year; in each case less applicable taxes and withholdings.
If Platform terminates the employment of Mr. Sachdev due to his death or "disability" (as defined in the agreement) or for "cause" or if he voluntarily terminates his employment without "good reason," Mr. Sachdev would be entitled only to his accrued yet unpaid annual base salary through the termination date.

John P. Connolly, CFO
Pursuant to a letter agreement, dated July 11, 2016, as amended, Mr. Connolly is eligible to receive (i) an annual target cash bonus opportunity of 100% of his annual base salary, and (ii) annual long-term incentive awards with a grant value of approximately $200,000 annually; if, in each case, Platform achieves the target performance goals set by the Compensation Committee and Mr. Connolly achieves his individual management business objectives for a particular year.
If Platform terminates Mr. Connolly's employment without "cause" (as defined in his letter agreement) or if Mr. Connolly terminates his employment for "good reason" (as defined in the agreement), then Mr. Connolly would be entitled to receive a severance pay equal to 100% of his annual base salary as of the termination date, less applicable taxes and withholdings, in 12 equal monthly installments following termination of his employment.
Sanjiv Khattri, former CFO
As CFO, Mr. Sanjiv Khattri received an annual base salary of $550,000, and was eligible to receive a year-end performance bonus target equal up to 100% of his annual base salary, if certain conditions were met, including, but not limited to, Mr. Kattri's continuous employment with Platform or an affiliate of Platform, the performance and results of Platform, and achievement of Mr. Khattri's specific performance targets developed and evaluated by the Compensation Committee.
On March 16, 2017, Mr. Khattri resigned as CFO of Platform. Platform and Mr. Khattri have agreed that Mr. Khattri was to be provided with all the rights and benefits he would be entitled to receive in his Letter Agreement as if the separation of his employment had been due to the termination by Platform without "cause." As a result, Mr. Khattri was eligible to receive a lump sum cash payment in an amount equal to the sum of 200% of his annual base salary as of March 16, 2017, less applicable taxes and withholdings. See "EXECUTIVE COMPENSATION TABLES — Potential Payments upon Termination or Change in Control" below.
Other Named Executive Officers
The compensation of our other Named Executive Officers is approved by the Compensation Committee and is generally determined by the terms of various compensation plans in which they are participants and which are described more fully above in "COMPENSATION DISCUSSION AND ANALYSIS" above and in the narrative following the Grants of Plan-Based Awards table, and under "EXECUTIVE COMPENSATION TABLES — Potential Payments upon Termination or Change in Control" below.

EXECUTIVE CHANGE IN CONTROL (CIC) AGREEMENTS
The Company entered into CIC Agreements with each of the Named Executive Officers. For the purposes of these CIC Agreements, a "change in control" occurs generally when (i) any person becomes the beneficial owner, directly or indirectly, of more than 30% of either (A) the then outstanding shares of common stock of Platform or (B) the combined voting power of Platform's voting securities; (ii) any person becomes the beneficial owner, directly or indirectly, of more than 50% of the voting securities of the surviving entity following a reorganization, merger, share exchange or consolidation; or (iii) Platform is liquidated or sells all or substantially all of its assets; in each case subject to exceptions.
The CIC Agreements contain severance provisions subject to a double-trigger provision that requires both a change in control of the Company and separation from service of the executive. Pursuant to such provisions, if a change in control occurs and the executive’s employment with the Company is terminated by the Company without cause or by the executive for good reason, in each case during the six months prior to or within two years following the change in control, the executive will be entitled to receive, subject to the signing of a general release of claims and compliance with restrictive covenants, a lump sum termination cash payment equal to 1, 2, or 2.99, as applicable, multiplied by the executive’s base salary plus target bonus as of the date of termination of the executive's employment or, if higher, the base salary and/or target bonus in effect immediately prior to the occurrence of the condition giving rise to good reason. The 2.99 multiple applies to Platform's CEO; the 2 multiple applies to Platform's other Named Executive Officers; and the 1 multiple applies to other employees as designated by the Compensation Committee. The CIC Agreements do not provide for any excise tax gross-up.

In connection with the termination payments described below under "EXECUTIVE COMPENSATION TABLES - Potential Payments upon Termination or Change in Control," the CIC Agreement requires that executives agree to protect the Company's confidential information which was acquired in connection with or as a result of the executive’s services for the Company and not to compete against the Company during his or her employment with the Company and for a certain period following termination of employment based on the executive's applicable multiple. Pursuant to the terms of the CIC Agreements, a breach by any executive of the non-disclosure or non-compete provisions would relieve the Company of its obligation to make, and/or require the executive to repay, certain termination payments.
Granting of any CIC Agreement requires advance approval of the Compensation Committee.

INDEMNITY AGREEMENTS
We entered into Director and Officer Indemnification Agreements with certain officers to cover any personal liability in connection with their services to the Company. In addition, our Certificate of Incorporation, as amended, and our Amended and Restated By-Laws provide that we will indemnify any of our officers, to the fullest extent permitted by applicable law, against any and all costs, expenses or liabilities incurred by them by reason of having been an officer.

REPORT OF THE COMPENSATION COMMITTEE
The information contained in this Report of the Compensation Committee shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates it by reference into a document filed with the SEC under the Securities Act or the Exchange Act.
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
The Compensation Committee
E. Stanley O’Neal, Chairman
Ian G.H. Ashken
Ryan Israel
April 30, 2018

EXECUTIVE COMPENSATION TABLES
2017 Summary Compensation Table
The following summary compensation table sets forth information concerning the annual and long-term compensation earned by the Company’s principal executive officer, current and former principal financial officer and three other executive officers of the Company whose annual salary and bonus during 2017 exceeded $100,000 (collectively, the “Named Executive Officers”):

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(5)	Option Awards ($)(6)	Non-Equity Incentive Plan Compensation ($)(7)	All Other Compensation ($)(8)	Total ($)

Rakesh Sachdev	2017	1,030,000	—	2,868,046	750,000	1,222,700	17,280	5,888,026
CEO	2016	989,745	—	8,932,870	794,120	1,079,399	16,890	11,813,024
	2015	—	—	—	—	—	—	—

John P. Connolly(1)	2017	415,000	150,000	315,015	—	452,350	17,280	1,349,645
CFO	2016	125,615	50,000	562,899	—	77,776	1,223	817,513
	2015	—	—	—	—	—	—	—

John E. Capps(2)	2017	510,000	—	501,900	131,255	555,900	17,280	1,716,335
EVP - General Counsel & Secretary	2016	293,590	—	485,810	123,208	359,800	14,830	1,277,238
	2015	—	—	—	—	—	—	—

Benjamin Gliklich	2017	465,000	—	501,900	131,255	506,850	17,280	1,622,285
EVP - Operations & Strategy	2016	450,000	—	510,062	132,352	485,730	16,980	1,595,124
	2015	331,250	—	213,223	—	—	16,980	561,453

J. David Tolbert(3)	2017	262,500	—	191,196	50,003	171,675	17,280	692,654
Chief Human Resources Officer	2016	—	—	—	—	—	—	—
	2015	—	—	—	—	—	—	—

Sanjiv Khattri(4)	2017	183,340	—	1,150,324	187,502	—	1,185,715	2,706,881
Former CFO	2016	550,000	—	765,097	198,530	593,670	16,980	2,124,277
	2015	165,000	—	821,913	—	—	5,318	992,231

(1)
Mr. Connolly was appointed CFO on March 16, 2017. For 2017, the amount in the Bonus column represents Mr. Connolly's one-time long-term incentive award granted in connection with his appointment as CFO. See "COMPENSATION DISCUSSION AND ANALYSIS — Elements of the Company's Compensation Program - Equity-Based Long-Term Incentives — Special Long-Term Incentive Grants in 2017."

(2)
Mr. Capps joined Platform as General Counsel on May 31, 2016. The amounts in the Salary and Non-Equity Incentive Plan Compensation columns for 2016 represent prorated amounts based on his partial year of service.

(3)
Mr. Tolbert was not a Named Executive Officer in 2016 and 2015. As compared to the other Named Executive Officers, Mr. Tolbert is eligible for a flexible work schedule which translates into a lower base salary.

(4)
Mr. Khattri resigned as CFO on March 16, 2017. In connection with his resignation, all the 2017 grants were forfeited and portions of the 2016 and 2015 grants indicated in the Stock Awards column were accelerated. As a result, the 2017 amount shown in the Stock Awards column includes the aggregate incremental fair value attributable to the acceleration of vesting of these PRSU and RSU awards, as explained in footnote (5) below. See also "—Option Exercises and Stock Vested in 2017" and "—Potential Payments upon Termination or Change in Control — Additional Information Regarding Payments Upon Termination of Employment or Change in Control" below. The amount in the Salary column for 2017 represents a pro rated amount based on Mr. Khattri's months of service in 2017. The amount in the Salary column for 2015 represents a prorated amount based on his appointment as CFO of Platform in September 2015.

(5)
The amounts in this column represent the aggregate grant date fair value of equity awards granted during each respective year, calculated in accordance with FASB ASC Topic 718. For details on and assumption used in calculating the grant date fair value of the 2017 RSUs and PRSUs, see Note 9, Long Term Compensation Plans, to the Consolidated Financial Statements included in our 2017 Annual Report; Note 6, Long Term Compensation Plans, included in our annual report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 13, 2017; and Note 6, Long Term Compensation Plans, included in our annual report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 11, 2016. The grant date fair value attributable to the 2017 PRSUs pertains to the 100% target level of these awards if the performance conditions are satisfied and is based on the probable outcome of such conditions. The maximum grant date potential values for the 2017 PRSU and RSU awards for Messrs. Sachdev, Connolly, Capps, Gliklich and Tolbert are, and for Mr. Khattri was, $6,354,138, $1,142,058, $1,111,940, $1,111,940, $423,577 and $1,588,563, respectively. Mr. Khattri's 2017 amount consists of (i) $717,024, the aggregate grant date fair value of Mr. Khattri''s PRSU and RSU awards granted on February 21, 2017, and (ii) $433,300, the aggregate incremental fair value attributable to the acceleration of portions of his PRSU and RSU awards granted on September 15, 2015 and March 16, 2016. The incremental fair value of the modified PRSU and RSU Awards is reported using the value on March 16, 2017, the modification date, calculated in accordance with FASB ASC Topic 718.

(6)
The amounts in this column reflect the aggregate grant date fair value of SOPs granted in 2017 and 2016 under the 2013 Plan calculated in accordance with FASB ASC Topic 718. There were no SOPs granted in 2015. For details on and assumption used in calculating these amounts, see Note 9, Long Term Compensation Plans, to the Consolidated Financial Statements included in our 2017 Annual Report.

(7)
The amounts reported in this column reflect annual incentive compensation awards earned under our Annual Bonus Plan earned in 2017, 2016 and 2015. We make payments under this program in the first quarter of the year following the year in which the bonus was earned after finalization of our audited financial statements. See "COMPENSATION DISCUSSION AND ANALYSIS - Elements of the Company's Compensation Program - Annual Bonus Plan."

(8)
For all Named Executive Officers, other than Mr. Khattri, these amounts in 2017 consist of: Company-sponsored life insurance: $1,080; and Company contribution to the PSP 401(k) Plan: $16,200. For Mr. Khattri, these amounts in 2017 consist of: Company-sponsored life insurance: $360; Company contribution to the PSP 401(k) Plan: $8,100; cash severance paid following his separation from the Company in March 2017: $1,100,000; accrued paid time off: $42,308; flat fee for consulting work until May 30, 2017: $18,000; and continuation of medical and dental coverage for 17 months following his separation: $16,947. Company contributions to the PSP 401(k) Plan for each Named Executive Officer represent the aggregate match and non-elective contributions made by the Company to each Named Executive Officer in 2017. Non-elective contributions of 3% of eligible compensation may be allocated to eligible participants who were credited with at least 1,000 hours of service in the year. For 2017, the Company contributed $8,100 as non-elective contribution of 3% of eligible compensation to each Named Executive Officer, except Mr. Khattri.

Pay Ratio
In August 2015, pursuant to a mandate of the Dodd-Frank Act, the SEC adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the annual total compensation of the principal executive officer. The disclosure is required for fiscal years beginning on or after January 1, 2017.
We selected December 31, 2017, the last day of our fiscal year, as the determination date for identifying the median employee. Our median employee earned $50,500 in total compensation for 2017. Based upon the total 2017 compensation of our CEO, Rakesh Sachdev, of $5,888,026, as reported in the 2017 Summary Compensation Table above, the resulting ratio of CEO to median employee pay was approximately 117 to 1. We believe this pay ratio represents a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

To identify the median employee, we identified our total employee population of 8,781 full-time and part-time employees, contractors and consultants at December 31, 2017 and, in accordance with the SEC rules, excluded our CEO, consultants who were not paid directly by the Company and employees from certain foreign jurisdictions representing in aggregate less than 5% of our employee base* whose compensation was not considered representative of our global workforce. We then used base salary, incentive compensation (including Annual Bonus Plan target awards and LTI Awards), other incentive payments and reasonable estimates of benefits per country to determine the median employee. We did not make any cost-of-living or other adjustments. Foreign exchange rates were translated to the U.S. dollar equivalent based on rates at December 29, 2017, the last trading day of 2017.
The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices.  As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices, and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
* These countries and their approximate headcounts at December 31, 2017 were: Austria (1), Bulgaria (11), Cameroon (9), Costa Rica (7), Croatia (5), Dominican Republic (1), Ecuador (7), Egypt (7), Ethiopia (2), Honduras (1), Ireland (2), India (292), Kazakhstan (7), Moldova (2), Mauritius (13), Morocco (4), Nicaragua (1), Panama (1), Paraguay (10), Peru (4), Philippines (8), Portugal (3), Sweden (8), Switzerland (6), Tanzania (10) and Togo (5) for a total of approximately 427 non-U.S. employees. At December 31, 2017, using the methodology required by the SEC rules, we had approximately 1,202 U.S. employees and approximately 7,435 employees in other countries, for a total of approximately 8,637 employees globally factored into the sample before the country exclusions listed above.
Grants of Plan-Based Awards in 2017
The following table set forth the Annual Bonus Plan awards and LTI Awards granted in 2017 to each of the Named Executive Officers. The aggregate grant date fair value of the PRSU, RSU and SOP awards are disclosed on a grant-by-grant basis in the table below. For more information about our Annual Bonus Plan and our LTI Program, see "Annual Bonus Plan" and "Equity-Based Long-Term Incentives" under "COMPENSATION DISCUSSION AND ANALYSIS—Elements of the Company's Compensation Program" above.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (3)			Estimated Future Payouts Under Equity Incentive Plan Awards(4)			All Other Stock Awards: Number of Shares of Stock or Units (#)(5)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)(6)	Grant Date Fair Value of Stock and Option Awards ($)(7)

	Grant Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Rakesh Sachdev	Bonus	—	515,000	1,030,000	2,060,000	—	—	—	—	—	—	—
	PRSU	2/21/17	—	—	—	84,587	112,782	281,955	—	—	—	2,118,046
	RSU	2/21/17	—	—	—	—	—	—	56,391	—	—	750,000
	SOP	2/21/17	—	—	—	—	—	—	—	123,967	13.30	750,000

John P. Connolly (1)	Bonus	—	207,500	415,000	830,000	—	—	—	—	—	—	—
	PRSU	3/16/17	—	—	—	5,785	7,713	19,282	—	—	—	144,845
	RSU	3/16/17	—	—	—	—	—	—	3,799	—	—	50,527
	PRSU	2/21/17	—	—	—	9,446	12,594	31,485	—	—	—	236,515
	RSU	2/21/17	—	—	—	—	—	—	6,203	—	—	82,500

John E. Capps	Bonus	—	255,000	510,000	1,020,000	—	—	—	—	—	—	—
	PRSU	2/21/17	—	—	—	14,802	19,736	49,340	—	—	—	370,642
	RSU	2/21/17	—	—	—	—	—	—	9,869	—	—	131,258
	SOP	2/21/17	—	—	—	—	—	—	—	21,695	13.30	131,255

Benjamin Gliklich	Bonus	—	232,500	465,000	930,000	—	—	—	—	—	—	—
	PRSU	2/21/17	—	—	—	14,802	19,736	49,340	—	—	—	370,642
	RSU	2/21/17	—	—	—	—	—	—	9,869	—	—	131,258
	SOP	2/21/17	—	—	—	—	—	—	—	21,695	13.30	131,255

J. David Tolbert	Bonus	—	78,750	157,500	315,000	—	—	—	—	—	—	—
	PRSU	2/21/17	—	—	—	5,639	7,518	18,795	—	—	—	141,188
	RSU	2/21/17	—	—	—	—	—	—	3,760	—	—	50,008
	SOP	2/21/17	—	—	—	—	—	—	—	8,265	13.30	50,003

Sanjiv Khattri(2)	Bonus	—	—	—	—	—	—	—	—	—	—	—
	PRSU	3/16/17	—	—	—	—	—	—	25,392	—	—	330,858
	RSU	3/16/17	—	—	—	—	—	—	7,862	—	—	102,442
	PRSU	2/21/17	—	—	—	21,147	28,196	70,490	—	—	—	529,521
	RSU	2/21/17	—	—	—	—	—	—	14,098	—	—	187,503
	SOP	2/21/17	—	—	—	—	—	—	—	30,992	13.30	187,502

(1)
Mr. Connolly's March 16, 2017 grants correspond to an additional one-time long-term incentive award granted to Mr. Connolly in connection with his appointment as CFO (aggregate grant date value of $150,000).

(2)
Mr. Khattri resigned as CFO on March 16, 2017. All the 2017 grants were forfeited in connection with his resignation. See "Potential Payments upon Termination or Change in Control — Additional Information Regarding Payments Upon Termination of Employment or Change in Control." The March 16, 2017 amounts represent the portions of Mr. Khattri's PRSU and RSU awards granted on September 15, 2015 and March 16, 2016 which were accelerated in connection with his resignation as CFO. The grant date fair value of these modified awards is equal to the incremental fair value of the modified awards, calculated in accordance with FASB ASC Topic 718. For further details on and assumption used in calculating the grant date fair value of LTI Awards, see Note 9, Long Term Compensation Plans, to the Consolidated Financial Statements included in our 2017 Annual Report.

(3)
Amounts shown represent the payouts under the Annual Bonus Plan for 2017 at each payout level. Depending on the achievement of the relative performance level of each performance metric, an executive has the opportunity to earn from 0% to 200% of his Annual Bonus Plan target award for such metric. The actual payouts for 2017 can be found under "Elements of the Company's Compensation Program—Annual Bonus Plan" in "COMPENSATION

DISCUSSION AND ANALYSIS" above and in the "Non-Equity Incentive Plan Compensation" column of the 2017 Summary Compensation Table above.

(4)
Amounts shown in the "Target" column are the number of PRSU awards granted in 2017 under the 2013 Plan. The "threshold" column corresponds to the number of PRSUs earned if ROIC achieves its threshold goal (an average of 25 bps improvement per annum) and TSR delivers at the 50th percentile relative to the S&P MidCap 400 Index. The "Maximum" column corresponds to the number of PRSUs earned if ROIC achieves its stretch goal (an average improvement of 100 bps per annum) and TSR delivers at the 100th percentile. For additional information about the 2017 PRSU awards, see "Elements of the Company's Compensation Program—Equity-Based Long-Term Incentives" in "COMPENSATION DISCUSSION AND ANALYSIS" above.

(5)
All SOPs granted under the LTI Program vest at the rate of 33.3% per year, or immediately upon a change in control of Platform. SOP holders may also exercise the vested, unexercised portion of SOPs upon termination of employment by reason of death, disability or retirement. SOPs expire ten years from the date of grant. For additional information about the 2017 SOP awards, "Elements of the Company's Compensation Program—Equity-Based Long-Term Incentives" in "COMPENSATION DISCUSSION AND ANALYSIS" above.

(6)	Exercise price is the closing market price per share of common stock on the grant date.

(7)
The amounts in this column represent the aggregate grant date fair value of LTI Awards granted to our Named Executive Officers, calculated in accordance with FASB ASC Topic 718. The grant date fair value of PRSU awards pertains to the 100% target portion of those awards that will be payable in shares of our common stock if the performance conditions are satisfied, and is based on the probable outcome of such conditions. For further details on and assumption used in calculating the grant date fair value of LTI Awards, see Note 9, Long Term Compensation Plans, to the Consolidated Financial Statements included in our 2017 Annual Report.

Outstanding Equity Awards at Year End
The following table presents the number of vested and unexercised SOPs, the number of unvested and unexercised SOPs, the number and market value of unvested RSUs and the number and payout value of outstanding and unearned PRSUs held by each Named Executive Officer, at December 31, 2017:

						Stock Awards(1)
		Option Awards(1)				Time-Based RSUs		Performance-Based RSUs
	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Award: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Rakesh Sachdev	2/21/17	—	—	—	—	—	—	112,782	1,118,797
	2/21/17	—	—	—	—	56,391	559,399	—	—
	2/21/17	—	123,967	13.30	2/21/27	—	—	—	—
	3/16/16	—	—	—	—	—	—	188,679	1,871,696
	3/16/16	—	—	—	—	94,340	935,853	—	—
	3/16/16	61,275	122,549	7.95	3/17/26	—	—	—	—
	1/5/16	—	—	—	—	—	—	250,000	2,480,000
	1/5/16	—	—	—	—	250,000	2,480,000	—	—

John P. Connolly	3/16/17	—	—	—	—	—	—	7,713	76,513
	3/16/17	—	—	—	—	3,799	37,686	—	—
	2/21/17	—	—	—	—	—	—	12,594	124,932
	2/21/17	—	—	—	—	6,203	61,534	—	—
	8/22/16	—	—	—	—	—	—	19,988	198,281
	8/22/16(II)	—	—	—	—	5,966	59,183	—	—
	8/22/16(I)	—	—	—	—	9,845	97,662	—	—

John E. Capps	2/21/17	—	—	—	—	—	—	19,736	195,781
	2/21/17	—	—	—	—	9,869	97,900	—	—
	2/21/17	—	21,695	13.30	2/21/27	—	—	—	—
	5/31/16	—	—	—	—	—	—	26,260	260,499
	5/31/16	—	—	—	—	13,130	130,250	—	—
	5/31/16	8,539	17,076	9.52	6/1/26	—	—	—	—

Benjamin Giklich	2/21/17	—	—	—	—	—	—	19,736	195,781
	2/21/17	—	—	—	—	9,869	97,900	—	—
	2/21/17	—	21,695	13.30	2/21/27	—	—	—	—
	3/16/16	—	—	—	—	—	—	31,447	311,954
	3/16/16	—	—	—	—	15,723	155,972	—	—
	3/16/16	10,213	20,424	7.95	3/17/26	—	—	—	—
	3/16/15	—	—	—	—	—	—	9,553	94,766
	6/12/14	—	—	—	—	—	—	50,000	496,000

J. David Tolbert	2/21/17	—	—	—	—	—	—	7,518	74,579
	2/21/17	—	—	—	—	3,760	37,299	—	—
	2/21/17	—	8,265	13.30	2/21/27	—	—	—	—

(1)
LTI Awards become exercisable or vested in accordance with the equity award vesting summary set forth below, subject to performance conditions (in the case of PRSUs) and accelerated vesting in certain circumstances. See "Elements of the Company's Compensation Program—Equity-Based Long-Term Incentives" in "COMPENSATION DISCUSSION AND ANALYSIS" above.

(2)
This column reflects the payout value of the unvested outstanding time-based RSUs. The RSUs cliff vest three years from the grant date based on continuous service. The payout value is calculated based on a share price of $9.92 per share, the closing price of our common stock on December 29, 2017, the last trading day of 2017.

(3)	The payout of shares of Platform common stock will range from 0% to 250% of the number of PRSUs awarded depending on Platform's performance.

(4)
This column reflects the payout value of the unvested outstanding PRSU awards based on achievement of a 100% payout level. Subject to attainment of the performance targets, the performance shares vest on the last day of the applicable performance period. The payout value is calculated based on a share price of $9.92 per share, the closing price of our common stock on December 29, 2017, the last trading day of 2017.

Equity award vesting summary for outstanding LTI Awards at December 31, 2017:

Equity Award Vesting Summary
PRSUs	Grant Date	Eligible for vesting on:
	3/16/2017	December 31, 2019 (ROIC) and February 20, 2020 (TSR)
	2/21/2017	December 31, 2019 (ROIC) and February 20, 2020 (TSR)
	8/22/2016	December 31, 2018 (ROIC) and March 15, 2019 (TSR)
	5/31/2016	December 31, 2018 (ROIC) and March 15, 2019 (TSR)
	3/16/2016	December 31, 2018 (ROIC) and March 15, 2019 (TSR)
	1/5/2016	December 31, 2018 (Adjusted EBITDA)
	3/16/2015	March 17, 2018
	6/12/2014	Filing date of Platform's annual report on Form 10-K for the year ended December 31, 2019
RSUs	Service Period	Fully vests on:
	3/16/2017	March 15, 2020
	2/21/2017	February 20, 2020
	8/22/2016(II)	March 31, 2018
	8/22/2016(I)	August 22, 2019
	5/31/2016	March 15, 2019
	3/16/2016	March 15, 2019
	1/5/2016	December 31, 2018
SOPs	Grant Date	One-third vests on each of:
	2/21/2017	Feb. 21, 2018; Feb. 21, 2019 and Feb. 21, 2020
	5/31/2016	May 31, 2017; May 31, 2018 and May 31, 2019
	3/16/2016	March 16, 2017; March 16, 2018 and March 16, 2019

Option Exercises and Stock Vested in 2017
The following table provides information about the value realized by our Named Executive Officers on the exercise of SOPs and vesting of PRSUs and RSUs during 2017:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Award Type	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Rakesh Sachdev	—	—	—	—	—
John P. Connolly(1)	—	—	RSUs	17,900	233,058
John E. Capps	—	—	—	—	—
Benjamin Gliklich	—	—	—	—	—
J. David Tolbert	—	—	—	—	—
Sanjiv Khattri(2)	—	—	PRSUs	25,392	337,968
	—	—	RSUs	7,862	104,643
	15,319	41,916	—	—	—

(1)
The RSU award presented in this table was granted on August 22, 2016 to Mr. Connolly and vested on March 31, 2017. The value realized, presented on a pre-tax basis, is based on the closing price of our common stock on the vesting date ($13.02).

(2)
The SOP awards presented in this table were granted to Mr. Khattri on March 16, 2016, of which 1/3 vested according to their terms on March 16, 2017. The value realized upon exercise of these SOPs, presented on a pre-tax basis, is calculated by multiplying the number of shares acquired by the difference between the actual sale price ($10.6862) on the date of exercise (October 31, 2017) and the exercise price of the SOPs ($7.95). The PRSU and RSU awards presented in this table were granted to Mr. Khattri on September 15, 2015 and March 16, 2016. The vesting of such PRSUs and RSUs was accelerated in connection with his separation from the Company. The values realized, presented on a pre-tax basis, are based on the closing price of our common stock on the vesting date: May 22, 2017 ($13.31). For more information about Mr. Khattri's severance payments and benefits related to his separation from the Company, see "—Potential Payments upon Termination or Change in Control — Additional Information Regarding Payments Upon Termination of Employment or Change in Control" below.

Potential Payments upon Termination or Change in Control
We entered into CIC Agreements with each of the Named Executive Officer. The CIC Agreements supersedes any change in control provisions included in LTI Award agreements and governs the payments to be received by the Named Executive Officers upon a change in control (as defined in the CIC Agreements). See "Executive Change in Control (CIC) Agreements" in COMPENSATION DISCUSSION AND ANALYSIS above. We also have certain employment arrangements that require us to provide compensation to certain of our Named Executive Officers in the event of certain terminations of employment. See "Employment Arrangements" in COMPENSATION DISCUSSION AND ANALYSIS above. We do not have any employment agreements with Mr. Gliklich, Mr. Capps or Mr. Tolbert; consequently, the amounts they would each receive upon termination of employment would be determined under our Annual Bonus Plan and the terms of their respective CIC Agreements and/or outstanding LTI Award agreements, as applicable.

The amounts of compensation payable to the Named Executive Officers in each situation is shown in the table below, and assume, in each case, that the termination of employment event occurred on December 31, 2017. The description set forth below provides only estimates of the compensation and benefits that would be provided to the Named Executive Officers upon their termination of employment. In the event of an executive’s separation from the Company, any actual amounts would be determined based on the facts and circumstances in existence at that time. The amounts are in addition to benefits paid by insurance providers under life and disability insurance policies and benefits generally available to U.S. salaried employees, such as accrued vacation.
Unless stated otherwise, the value of unvested and accelerated LTI Awards shown in the table below has been determined by multiplying (i) the number of unvested LTI Awards outstanding at December 31, 2017 by (ii) $9.92 per share, the closing price of our common stock on December 29, 2017, the last trading day of 2017.

	Potential Payments upon Termination or Change in Control(1)
	Termination Without Cause or for Good Reason				Termination Without Cause or for Good Reason Following a Change in Control(5)
Name	Salary ($)	Bonus ($)	LTI Awards Valuation ($)	Total ($)	Salary ($)	Bonus ($)	LTI Awards Valuation ($)(4)	Total ($)
Rakesh Sachdev(2)	2,060,000	1,030,000	—	3,090,000	3,079,700	3,079,700	9,687,167	15,846,567
John P. Connolly (3)	415,000	—	—	415,000	830,000	830,000	655,791	2,315,791
John E. Capps	—	—	—	—	1,020,000	1,020,000	1,135,538	3,175,538
Benjamin Gliklich	—	—	—	—	930,000	930,000	1,392,608	3,252,608
J. David Tolbert	—	—	—	—	525,000	315,000	111,878	951,878

(1)
The total amounts set forth in this table do not include vested amounts or accumulated benefits through December 31, 2017, including vested or accumulated benefits under the Company-sponsored life insurance and PSP 401(k) Plan, as those amounts are set forth in the "All Other Compensation" column of the 2017 Summary Compensation Table above.

(2)
If Mr. Sachdev's employment is terminated by the Company without cause or if Mr. Sachdev terminates his employment for good reason, Mr. Sachdev would be entitled to receive a severance payment equal to two times his annual base salary, and a pro rata target bonus through the termination date. If Platform terminates Mr. Sachdev's employment due to his death or disability or for cause or if he voluntarily terminates his employment without good reason, Mr. Sachdev would be entitled only to his accrued yet unpaid annual base salary through the termination date. See "Employment Arrangements" in COMPENSATION DISCUSSION AND ANALYSIS above.

(3)
If Mr. Connolly's employment had been terminated by the Company without cause or if Mr. Connolly had terminated his employment for good reason, then Mr. Connolly would have been entitled to receive in 12 equal monthly installments a severance amount equal to 100% of his base salary as of the termination date. See "Employment Arrangements" in COMPENSATION DISCUSSION AND ANALYSIS above.

(4)
This column includes the value of accelerated unvested LTI Awards that would become exercisable or vest upon termination. Such LTI Awards are shown in the "Outstanding Equity Awards at Year End" table included above. The value for SOPs was calculated using $9.92, the closing price per share of Platform's common stock on December 29, 2017, the last trading day of 2017, less the per share SOP exercise price for the total number of "in-the-money" SOPs accelerated and deemed exercised. The difference between the 2016 SOP exercise price and the $9.92 closing price on December 29, 2017 represents a spread of $1.97 per SOP for the 2016 SOP awards of Messrs. Sachdev and Gliklich, and $0.40 for the 2016 SOP award of Mr. Capps. The value for PRSUs and RSUs was calculated using the $9.92 closing price on December 29, 2017. For disclosure purposes only, we have assumed that 100% of any applicable target were achieved for all PRSUs as of December 31, 2017.

(5)
Under the CIC Agreements, upon a change in control, each Named Executive Officer is entitled to receive a lump sum equal to his short- or long-term target cash bonus awards and the value of any stock rights. In addition, if a change in control occurs and the executive's employment is terminated by Platform without cause or by the Named Executive Officer for good reason, in each case during the 6 months prior to or within 2 years following the change in control, such executive would be entitled to receive a lump sum termination cash payment equal to 2 (or 2.99 in case of Mr. Sachdev) multiplied by his base salary plus target bonus as of the date of termination or, if higher, the base salary and/or target bonus in effect immediately prior to the occurrence of the condition giving rise to good reason. See "Executive Change in Control (CIC) Agreements" in COMPENSATION DISCUSSION AND ANALYSIS above.

Additional Information Regarding Payments Upon Termination of Employment or Change in Control
Rakesh Sachdev, CEO
For purposes of Mr. Sachdev's employment agreement:
"Termination for Cause" means (i) the willful and continuous failure to substantially perform the executive's duties with the Company (other than any such failure resulting from the executive’s incapacity due to physical or mental illness) if such failure continues for 10 days after receipt of written notice from the Board, which specifically identifies the manner in which the Board believes that the executive has not substantially performed his duties, (ii) misconduct or gross negligence provided (A) the Board has determined that the resulting harm to the Company from the executive’s misconduct or gross negligence cannot be adequately remedied, or (B) the executive fails to correct any resulting harm to the Company within 10 days after a written demand for correction is delivered to executive by the Board, which identifies both the manner in which the Board believes that the executive has engaged in such misconduct or gross negligence, (iii) the executive’s conviction of or the entering of a plea of guilty or nolo contendere to the commission of a felony, or (iv) fraud, embezzlement, theft or dishonesty, which in each case is of a material nature against the Company, or a willful material violation of a policy or procedure of the Company, resulting, in any case, in material economic harm to the Company.
“Termination for Good Reason” means the occurrence of one or more of the following conditions without the consent of the executive: (i) a material diminution in the executive’s authority, duties, or responsibilities; (ii) any action or inaction that constitutes a material breach by the Company of the executive's employment agreement; or (iii) a material diminution in the executive’s base compensation.
In order for a termination of employment to be on account of “Good Reason,” the executive must provide the Company with a written notice within 90 days of the initial existence of a condition constituting Good Reason, must afford the Company 30 days in which to remedy the condition, and if no such cure has been effectuated, must terminate employment within 6 months of the initial existence of the identified condition constituting Good Reason.
“Termination Not For Good Reason” means any termination of employment by the executive other than Termination for Good Reason or a termination due to the executive's Disability or death.
“Termination Without Cause” means any termination of the executive’s employment by the Company other than a Termination for Cause or a termination due to the executive’s Disability.
“Disability” means the executive's inability, or failure, to perform the essential functions of his position, with or without reasonable accommodation, for any period of 6 months or more in any 12 month period, by reason of any medically determinable physical or mental impairment.
John P. Connolly, CFO
For purposes of Mr. Connolly's employment agreement:

“Cause” means (i) the conviction of, or plead guilty or nolo contendere to, any crime constituting a felony or involving dishonesty or moral turpitude; (ii) any activity that amounts to negligence and that significantly affects the business affairs, or reputation of Platform or its subsidiaries or business units; (iii) willful failure to perform duties, or performance of duties in a grossly negligent manner, which failure or performance continues for 20 days after written notice from Platform; or (iv) violation of Platform’s policies, or the law, and such violation creates liability (actual or potential) for Platform or its subsidiaries or business units.
“Good Reason” means (i) a material diminution in position, duties and responsibilities, (ii) a removal by Platform from the position as Vice President, Corporate Controller and Chief Accounting Officer of Platform, (iii) a material reduction in Mr. Connolly's annual base pay, or (iv) a material breach by Platform of any other provision of Mr. Connolly's employment agreement; provided, that for any termination pursuant to (i) through (iv) above, Mr. Connolly shall provide Platform's Chief Financial Officer with 30 days prior written notice of such good reason termination specifying the exact details of such alleged material diminution, removal, reduction or breach, which notice must in any event be provided within 90 days after the occurrence of the event described in clause (i), (ii), (iii) or (iv) above, and Platform shall have 30 days from the date of its receipt of such notice to cure such breach or reverse or correct such material diminution, removal, reduction or breach.
Sanjiv Khattri, Former CFO
Mr. Khattri resigned as CFO of Platform on March 16, 2017. Platform and Mr. Khattri agreed that Mr. Khattri would be provided with all the rights and benefits he would be entitled to receive as if the separation of his employment had been due to the termination by Platform without "Cause." For purposes of Mr. Khattri's past employment agreement, “Cause” meant (i) the conviction of, or plead guilty or nolo contendere to, any crime constituting a felony or a misdemeanor involving dishonesty or moral turpitude; (ii) any activity that amounts to gross negligence and that significantly affects the business affairs, or reputation of Platform or the executive's business unit; (iii) willful failure to perform duties, or performance of duties in a grossly negligent manner, which failure or performance continues for twenty (20) days after written notice from Platform; or (iv) violation of Platform’s standard policies, or the law, and such violation creates a significant liability (actual or potential) for Platform.
In connection with his separation from the Company, Mr. Khattri received a total of $1,601,865 in severance payments and benefits, consisting of (i) a severance payment of $1,100,000, less applicable withholdings, paid in a lump sum, (ii) accrued paid time off of $42,307, (iii) a prorated portion of his September 15, 2015 and March 16, 2016 PRSU awards of $337,968, (iv) a prorated portion of his March 16, 2016 RSU award of $104,643, and (v) continuation of medical and dental coverage at employees rates for 17 months following his separation with a value of $16,947. Mr. Khattri also received a flat fee of $18,000 for consulting work for Platform until May 30, 2017. In connection with his separation, Mr. Khattri provided a general waiver and release of claims against the Company and is subject to certain restrictive covenants, including confidentiality, non-competition, non-solicitation and non-disparagement.
Post-Employment Payments
Unless otherwise provided in any applicable employment agreements, employment arrangements, CIC Agreements or LTI Awards agreements, the following is a description of potential post-employment payments relating to granted LTI Awards:
PRSU Awards
Except in the event of a change in control of the Company, if a participant’s employment is terminated for any reason prior to the end of the applicable performance period, then all PRSUs previously granted to such recipient and not vested will be forfeited immediately upon such termination of continuous service without any payment to the recipient. If a recipient is employed by a subsidiary of the Company that ceases to be a wholly-owned subsidiary of the Company, such recipient's continuous service will be deemed terminated at the time such subsidiary ceases to be a wholly-owned subsidiary of the Company.

RSU Awards
If a recipient’s continuous service is terminated for any reason prior to the earlier of (a) the applicable RSU vesting date or (b) a change in control of the Company, then all RSUs previously granted to such recipient and not vested will be forfeited immediately upon such termination of continuous service without any payment to the recipient. If a recipient is employed by a subsidiary of the Company that ceases to be a wholly-owned subsidiary of the Company, such recipient's continuous service will be deemed terminated at the time such subsidiary ceases to be a wholly-owned subsidiary of the Company.
SOP Awards
To the extent not previously exercised or terminated as indicated below, SOP awards terminate immediately in the event of the liquidation or dissolution of the Company, or any reorganization, merger, consolidation or other form of corporate transaction in which the Company does not survive or the shares of common stock underlying such award are exchanged for or converted into securities issued by a successor or acquiring entity, or an affiliate of such successor or acquiring entity, unless the successor or acquiring entity, or its affiliate, assumes such SOP awards or substitutes an equivalent option or right pursuant to the 2013 Plan. Our Compensation Committee may also, in its sole discretion and by written notice, cancel any SOP award (or portion thereof) that remains unexercised as of the date of a change in control (as defined in the 2013 Plan).
Termination Without Cause or Retirement
The participant may exercise the vested, unexercised portion of an SOP award at any time for 6 months after the date of termination in the case of termination of employment by us without cause. In the event of retirement, a participant may exercise the unexercised portion of an SOP award at any time during the 12 months following the date of retirement.
"Cause," as defined in the 2013 Plan, means (i) the failure by a participant to perform, in a reasonable manner, his or her duties with us, (ii) any violation or breach by a participant of his or her employment, consulting or other similar agreement with us, if any, (iii) any violation or breach by a participant of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with us, (iv) any act by a participant of dishonesty or bad faith with respect to us, (v) use of alcohol, drugs or other similar substances in a manner that adversely affects a participant’s work performance, or (vi) the commission by a participant of any act, misdemeanor, or crime reflecting unfavorably upon the participant or us. The good faith determination by the Compensation Committee of whether a participant’s continuous service was terminated by the Company for “Cause” shall be final and binding for all purposes.
Termination Due to Death or Disability
If employment is terminated because of death or disability while in our employ, SOP awards granted under the 2013 Plan may be exercised by the participant or by his or her personal representative at any time during the 12-month period after the date of death or disability.
“Disability” means that the participant is permanently and totally disabled as provided in Section 422(c)(6) of the Code, which ascribes disability to a person when he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.
Termination for Cause or Voluntary Termination
If an employee is terminated by us for cause or voluntarily terminates employment with us for any reason other than retirement, disability or death, any unexercised portion of any SOP award granted to the employee will terminate with his or her termination of employment.

2017 Pension Benefits
Aside from our PSP 401(k) plan, we do not maintain any pension plan or arrangement under which our Named Executive Officers are entitled to participate or receive post-retirement benefits.
2017 Non-Qualified Deferred Compensation
We do not maintain any nonqualified deferred compensation plan or arrangements under which our Named Executive Officers are entitled to participate.
Equity Compensation Plan Information
The following table summarizes our equity compensation plan information at December 31, 2017:

Plan Category	Number of securities to be issued upon exercise of outstanding options, and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(4)
Equity Compensation Plans approved by security holders:
2013 Plan	5,560,984	(1)	$10.18	(3)	9,442,813
ESPP	_		_		4,848,689
Equity Compensation Plans not approved by stockholders:	N/A		N/A		N/A
None	_		_		_
Other:
SOPs (not approved by stockholders)	175,000	(2)	$11.50		_

Total	5,735,984		$10.50		14,291,502

(1)
Includes: (i) 557,197 shares to be issued upon the exercise of outstanding SOPs granted since 2016; (ii) 931,906 shares to be issued upon the vesting of outstanding RSUs granted since 2014; (iii) 2,011,623 shares to be issued upon the payout of outstanding PRSUs assuming target performance; and (iv) 2,060,258 shares reserved for incremental payouts on PRSUs assuming maximum performance.

(2)
This amount corresponds to SOPs granted to former directors upon our inception. All of these options are fully vested and represent options to acquire shares of our common stock by October 31, 2018 at the discretion of the holder.

(3)	This value does not take into account any of the RSUs or PRSUs discussed in Note (1) above as they have no exercise price.

(4)	Includes shares available for issuance under our 2013 Plan and ESPP. The Company has no other equity compensation plan with shares available for issuance.
For a description of the material features of the 2013 Plan, refer to Note 9, Long Term Compensation Plans, to the Consolidated Financial Statements included in our 2017 Annual Report.

SECURITY OWNERSHIP

Directors and Executive Officers
The following table sets forth the beneficial ownership of our common stock at April 27, 2018 for each current director and nominee for director, each Named Executive Officer, and for all current directors and executive officers as a group. To our knowledge, except as otherwise indicated below, beneficial ownership includes sole voting and dispositive power with respect to all shares. Unless indicated otherwise, the address of each person indicated below is c/o Platform Specialty Products Corporation, 1450 Centrepark Boulevard, Suite 210, West Palm Beach, Florida 33401, United States.

Beneficial Owner	Company Position	Common Stock (#)		SOPs Exercisable or Preferred Stock Convertible at April 27, 2017 or Within 60 Days Thereof (#)(9)		Total Stock and Stock-Based Holdings (#)	Percent of Class (%)**
Rakesh Sachdev	CEO and Director	11,000		163,873		174,873	*
John P. Connolly	CFO	15,137		—		15,137	*
John E. Capps	EVP - General Counsel & Secretary	2,500		24,309		26,809	*
Benjamin Gliklich	EVP - Operations & Strategy	13,255		27,657		40,912	*
J. David Tolbert	Chief Human Resources Officer	2,000		2,756		4,756	*
Martin E. Franklin	Chairman	13,630,546	(1)	1,060,000	(2)	14,690,546	5.1
Ian G.H. Ashken	Director	227,880	(3)	7,861	(4)	235,741	*
Nicolas Berggruen	Director	—	(5)	—		—	—
Michael F. Goss	Director	211,497	(6)	7,861	(4)	219,358	*
Ryan Israel	Director	—	(7)	—		—	—
E. Stanley O’Neal	Director	289,098	(8)	7,861	(4)	296,959	*
Sanjiv Khattri	Former CFO	19,592		—		19,592	*
All Directors and Executive Officers as a group (11 persons):	N/A	14,402,913		1,302,178		15,705,091	5.4
 *    Less than 1%
** Based on 288,132,692 shares of common stock issued and outstanding at April 27, 2018.

(1)
Martin E. Franklin and the Martin E. Franklin Revocable Trust (the “Trust”) have shared power to vote, or to direct the vote, and shared power to dispose, or to direct the disposition of, an aggregate of 14,690,546 and 14,447,436 shares of our common stock (and shares convertible into our common stock within 60 days), respectively.  MEF Holdings, LLLP and Mariposa Acquisition, LLC (“Mariposa”) have shared power to vote, or to direct the vote, and shared power to dispose, or to direct the disposition of, an aggregate of 11,509,987 shares of our common stock (and shares convertible into our common stock within 60 days). These amounts consist of (i) 2,937,449 shares held directly by the Trust, (ii) 243,110 shares of our common stock held indirectly by Mr. Franklin through RSMA LLC, (iii) 10,449,987 shares of our common stock held directly by Mariposa, and (iv) 1,060,000 shares of Series A Preferred Stock held directly by Mariposa. In the aggregate, such 14,690,546, 14,447,436 and 11,509,987 shares of our common stock represent approximately 5.1%, 5.0% and 4.0%, respectively, of our outstanding shares of common stock. The business address of Mr. Franklin, the Trust and Mariposa is 500 South Pointe Drive, Suite 240, Miami Beach, Florida 33139.

(2)
Shares of our Series A Preferred Stock held directly by Mariposa that are convertible at any time at the option of the holder into the same number of shares of our common stock. Mr. Franklin is the manager of Mariposa and indirectly beneficially owns 61.32% of Mariposa, representing 649,992 shares of our Series A Preferred Stock.

(3)	Shares of our common stock held indirectly by Mr. Ashken through IGHA Holdings, LLLP. Does not include indirect interest held through Mariposa.

(4)
These RSUs were granted to Messrs. Ashken, Goss and O'Neal as compensation for their 2016 directorship and will vest on June 5, 2018, subject to continuous directorship through and on such vesting date. With respect to Mr. Ashken, this amount does not include indirect interest in Series A Preferred Stock held through Mariposa.

(5)
Does not include an aggregate of 12,921,740 shares beneficially owned by Berggruen Holdings Ltd. ("BHL") consisting of (i) 12,028,740 shares of our common stock and (ii) 893,000 shares of our Series A Preferred Stock which are convertible at any time at the option of the holder into the same number of shares of our common stock. BHL and the Nicolas Berggruen Charitable Trust (the “NB Charitable Trust”) may be deemed to beneficially own and have shared power to vote, or to direct the vote, and shared power to dispose, or to direct the disposition of, such shares. Mr. Berggruen, who is one of the three directors of BHL, does not have any pecuniary or beneficial ownership of shares held by BHL. All of the shares of BHL are owned by the NB Charitable Trust. The trustee of the NB Charitable Trust is Maitland Trustees Limited, a British Virgin Islands corporation acting as an institutional trustee in the ordinary course of business without the purpose or effect of changing or influencing control of Platform.

(6)
Includes 116,259 shares of common stock held directly by Mr. Goss and 95,238 shares of common stock held by The Michael F Goss 2012 GST Non-Exempt Irrevocable Family Trust, Michael F Goss & R Bradford Malt Trustees U/Inst Dtd 9/27/2012 (the “Trust”). Mr. Goss is a trustee of the Trust and disclaims beneficial ownership.

(7)	Does not include any beneficial ownership reported by Pershing Square, PS Management GP, LLP or William A. Ackman. No securities are beneficially owned by Mr. Israel.

(8)
Includes 139,106 shares of common stock held directly by Mr. O'Neal (reflecting a transfer of 88,792 shares from Mr. O'Neal's GRAT on September 25, 2017) and 149,992 shares of common stock held indirectly by Mr. O'Neal through this GRAT.

(9)
This column includes (i) Series A Preferred Stock held directly by Mariposa which are convertible at any time at the option of the holder into the same number of shares of our common stock, (ii) shares underlying vested SOPs, or portions thereof, held by our executive officers, (iii) shares underlying SOPs, or portions thereof, held by our executive officers and expected to vest by June 27, 2018 (60 days of April 27, 2018), and (iv) shares underlying RSUs held by our directors and expected to vest by June 27, 2018.

Principal Beneficial Owners
The following table sets forth information regarding each stockholders that, to the knowledge of the Company or based on information provided in each such stockholder's most recent SEC filings, beneficially owned more than 5% of the 288,132,692 shares of common stock issued and outstanding at April 27, 2018. Percentages are calculated based upon such shares issued and outstanding at April 27, 2018, plus shares which the beneficial owner has the right to acquire within 60 days. Except as otherwise indicated below, the Company believes each of the entities listed below has sole voting and dispositive power with respect to all the shares of common stock.

	Number of Shares	%
5% or Greater Stockholders

Pershing Square Funds(1)	40,451,506	14.0
FMR LLC(2)	21,620,825	7.5
Bares Capital Management, Inc.(3)	16,549,499	5.7
The Vanguard Group, Inc.(4)	16,484,337	5.7
Martin E. Franklin and affiliates(5)	14,690,546	5.1

(1)
Based on a Schedule 13D/A filed by Pershing Square Capital Management, L.P. ("Pershing Square") on November 10, 2016. Pershing Square is the investment manager of Pershing Square, L.P., a Delaware limited partnership ("PS"), Pershing Square II, L.P., a Delaware limited partnership ("PS II"), Pershing Square International, Ltd., a Cayman Islands exempted company ("PS International"), and Pershing Square Holdings, Ltd., a limited liability company incorporated in Guernsey ("PSH" and together with PS, PS II and PS International, the "Pershing Square Funds"). Pershing Square, as the investment manager of the Pershing Square Funds, may be deemed to have the shared voting and dispositive power over 40,451,506 shares of common stock. As the general partner of Pershing Square, PS Management GP, LLC may be deemed to have shared voting and dispositive power over these shares of common stock. By virtue of Mr. William A. Ackman's positions as the chief executive officer of Pershing Square and managing member of PS Management GP, LLC, Mr. Ackman may be deemed to have the shared voting and dispositive power over these shares of common stock. The address of the Pershing Square Funds is 888 Seventh Avenue, 42nd Floor, New York, New York, 10019.

(2)
Based on a Schedule 13G filed jointly by FMR LLC and Abigail P. Johnson, a Director and the Chairman and Chief Executive Officer of FMR LLC on February 13, 2018. FMR LLC reported sole voting power with respect to 1,141,132 shares of common stock and each of FMR LLC and Abigail P. Johnson reported sole investment power over 21,620,825 shares of common stock. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(3)
Based on a Schedule 13G/A filed on February 14, 2018. Bares Capital Management, Inc. and Mr. Brian T. Bares have shared voting and dispositive power over 16,549,499 shares of common stock. Mr. Bares has sole voting and dispositive power over 54,542 shares of common stock. Mr. Bares is President of Bares Capital Management, Inc.    The business address of Bares Capital Management, Inc. is 12600 Hill Country Blvd, Suite R-230, Austin, Texas 78738.

(4)
Based on a Schedule 13G filed on February 9, 2018. The Vanguard Group, Inc. has sole voting power over 122,552 shares of common stock; shared voting power over 46,685 shares; sole dispositive power over 16,335,150 shares and shared dispositive power over 149,187 shares. The address of the principal business office of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(5)	See footnote (1) under "—Directors and Executive Officers" above.
PROPOSAL 2 — ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
In accordance with the requirements of Section 14A of the Exchange Act, we are asking our stockholders to provide advisory approval of the compensation of our Named Executive Officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC (commonly referred to as “Say-on-Pay”). At our 2017 annual meeting of stockholders, approximately 92% of the shares present and voting approved the compensation of our 2016 named executive officers, showing strong support for our executive compensation.
In deciding how to cast your vote on this proposal, the Board requests that you consider the structure of the Company’s executive compensation program, which is more fully discussed in the COMPENSATION DISCUSSION AND ANALYSIS and EXECUTIVE COMPENSATION TABLES sections included in this Proxy Statement.
The core of our executive compensation philosophy is that our executives’ compensation should be linked to achievement of financial and operating performance metrics that build stockholder value over both the short- and long-term. We have designed our compensation program to focus on elements that we believe will contribute to these stockholder value drivers. As such, our compensation program:

•	is tied to overall Company performance;

•	includes a significant equity component;

•	reflects each executive's level of responsibility; and

•	reflects individual performance and contributions.
Accordingly, the Board of Directors recommends that stockholders vote in favor of the following resolution:
"RESOLVED, that the stockholders of Platform approve, on a non-binding, advisory basis, the compensation of the Company's Named Executive Officers as described in the Compensation Discussion and Analysis, the Summary Compensation Table and other related tables and narrative discussions in the Proxy Statement."
Your vote on this proposal is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. The vote will not be construed to create or imply any change to the fiduciary duties of the Company or the Board, or to create or imply any additional fiduciary duties for the Company or the Board. However, our Board and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement, we will consider the stockholders’ concerns and evaluate whether any actions are necessary to address those concerns.
It is expected that the next advisory Say-on-Pay vote will be held at the Company’s 2019 annual meeting of stockholders.
Vote Required
Because this proposal seeks the input of stockholders, there is no minimum vote requirement. The Board will consider the resolution approving the compensation of our Named Executive Officers to have been approved if this proposal receives more votes cast “For” than “Against." Abstentions and any “broker non-votes” will not be included in the vote totals and, as such, will have no effect on the outcome of this proposal.
BOARD RECOMMENDATION
“FOR”
APPROVING THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

PROPOSAL 3 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2018
The Audit Committee has appointed PricewaterhouseCoopers LLP ("PwC") as the independent registered public accounting firm to conduct the annual audit of the Company's financial statement and internal controls over financial reporting for the year ending December 31, 2018. PwC has served as our independent registered public accounting firm since 2013.
In the event our stockholders do not ratify the appointment of PwC, this appointment may be reconsidered by the Audit Committee. Ratification of the appointment of PwC will in no way limit the Audit Committee’s authority to terminate or otherwise change the engagement of PwC for 2018.
We expect a representative of PwC to attend the 2018 Annual Meeting. This representative will have an opportunity to make a statement if he or she desires, and will also be available to respond to appropriate questions.
Principal Accountant Fees and Services
The following table provides detail about fees for professional services rendered by PwC to the Company for the years ended December 31, 2017 and 2016:

Services Provided	2017	2016
	(in millions)
Audit Fees	$21.2	$18.9
Audit-Related Fees	0.3	0.0
Tax Fees	0.0	0.3
All Other Fees	0.0	0.1
Total	$21.5	$19.3
Audit Fees: Consist of fees billed for the following professional services:

•	audits of the Company's consolidated financial statements;

•	review of the Company's interim condensed consolidated financial statements included in quarterly reports;

•
services that are normally provided by the Company’s independent registered public accounting firm in connection with statutory and regulatory filings or engagements and attest services, except those not required by statute or regulation; and

•	annual audit of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002, integrated with the audit of our annual financial statements; and
For 2017, the amount of audit fees also included $5.2 million incurred for the audit of the 2017, 2016 and 2015 consolidated financial statements of Arysta LifeScience Inc., the parent company of our Agricultural Solutions business, in connection with the Proposed Separation.
Audit-Related Fees: Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include consultations concerning financial accounting and reporting standards, due diligence, accounting consultations in connection with acquisitions and divestitures, and attest services that are not required by statute or regulation.

Tax Fees: Consist of tax compliance/preparation and other tax services. Tax compliance/preparation consists of fees for professional services related to international tax compliance, assistance with tax audits, and assistance related to the impact of mergers, acquisitions and divestitures on tax return preparation.
All Other Fees: Consist of fees for all other services other than those reported above. The Audit Committee has concluded that the provision of non-audit services listed above by PwC is compatible with maintaining such auditors’ independence.
Pre-Approval Policies and Procedures for Audit and Permissible Non-Audit Services
Consistent with SEC policies regarding auditor independence, our Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditors. In recognition of this responsibility, the Audit Committee has established policies and procedures to pre-approve all audit and non-audit services to be provided by the independent registered public accounting firm to our Company by category, including audit-related services, tax services and other permitted non-audit services. Under these policies and procedures, the Audit Committee pre-approves all services obtained from our independent registered public accounting firm by category of service, including a review of specific services to be performed, fees expected to be incurred within each category of service and the potential impact of such services on auditor independence. The term of any pre-approval is for the financial year, unless the Audit Committee specifically provides for a different period in the pre-approval. If it becomes necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval, the Audit Committee requires separate pre-approval before engaging the independent registered public accounting firm.
All the 2017 work performed by the Company’s independent registered public accounting firm as described above under the captions Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees was approved or pre-approved by the Audit Committee in accordance with the policies and procedures set forth above.

Report of the Audit Committee
The information contained in this Report of the Audit Committee shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.
The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee consists of directors who have been determined by the Board of Directors to be independent of the Company as prescribed by the NYSE and the SEC. The Company’s management has the primary responsibility for the financial statements and for the reporting process, including the establishment and maintenance of the system of internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for auditing the financial statements prepared by management, expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, and auditing the Company’s internal control over financial reporting and expressing an opinion on management's assessment thereof. In this context, the Audit Committee has met and held discussions with management and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, regarding the fair and complete presentation of the Company’s financial statements and the assessment of the Company’s internal control over financial reporting.
The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Auditing Standards No. 1301 of the Public Company Accounting Oversight Board ("PCAOB") and has reviewed and discussed PricewaterhouseCoopers LLP’s independence from the Company and its management. As part of that review, the Audit Committee has received the written disclosures and the letter required by applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with PricewaterhouseCoopers LLP its independence from the Company. The Audit Committee also has considered whether PricewaterhouseCoopers LLP’s provision of non-audit services to the Company is compatible with the auditor’s independence. The Audit Committee has concluded that PricewaterhouseCoopers LLP is independent from the Company and its management.
The Audit Committee meets with the CFO and representatives of PricewaterhouseCoopers LLP, in regular and executive sessions, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting and compliance programs.
In reliance on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on February 28, 2018.
The Audit Committee
Michael F. Goss, Chairman
Ian G.H. Ashken
Ryan Israel
April 30, 2018
Vote Required
Approval of this proposal requires the affirmative vote of a majority of the votes cast. This means that if PricewaterhouseCoopers LLP receives a greater number of votes "For" its 2018 selection than votes "Against," such selection will be ratified. If the selection of PwC is not ratified, the Audit Committee may reconsider the selection of its independent auditors.
BOARD RECOMMENDATION
“FOR”
THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP

OTHER MATTERS
Proposals by Stockholders
As of the date of this Proxy Statement, the Board of Directors does not intend to present any other matter for action at the 2018 Annual Meeting other than as set forth in the Notice of Annual Meeting of Stockholders, included in this Proxy Statement. If any other matters properly come before the 2018 Annual Meeting, it is intended that the shares represented by the proxies will be voted, in the absence of contrary instructions, in the best judgment of the persons named in the proxy.
Stockholder Proposals for Inclusion in the 2019 Proxy Statement
In order to submit stockholder proposals to be considered for inclusion in the Company’s proxy statement for our 2019 annual meeting of stockholders pursuant to SEC Rule 14a-8, the proposal must be received by Platform’s Secretary at 1450 Centrepark Boulevard, Suite 210, West Palm Beach, Florida 33401, United States, no later than January 11, 2019. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.
Stockholder Director Nominations and Other Stockholder Proposals for Presentation at the 2019 Annual Meeting of Stockholders
Our Amended and Restated By-Laws also establish an advance notice procedure with regard to director nominations (each, a "Nomination") and other stockholder proposals (each, a "Stockholder Proposal") that are not submitted for inclusion in the proxy statement, but that a stockholder instead wishes to present directly at an annual meeting. To be properly brought before our 2019 annual meeting of stockholders, a notice of Nomination or Stockholder Proposal must be delivered to the Secretary of Platform at the West Palm Beach address indicated above, not less than 90 or more than 120 days prior to the first anniversary of the date of the 2018 Annual Meeting. As a result, any notice given by or on behalf of a stockholder pursuant to our Amended and Restated By-Laws (and not pursuant to Exchange Act Rule 14a-8) must be received no earlier than February 24, 2019 and no later than close of business on March 27, 2019.
The notice must describe various matters regarding (i) the individual subject to the Nomination, including but not limited to, the name, address, occupation and the number of shares held by such nominee, (ii) the Stockholder Proposal, including, but not limited to, the reasons for such proposal, and (iii) information about the stockholder giving notice and the beneficial owner, if any, on whose behalf the Nomination or the Stockholder Proposal is made.
All Nominations and Stockholder Proposals must comply with the requirements as set forth in our Amended and Restated By-Laws, a copy of which may be obtained at no cost from the Secretary of Platform. The chairman of any annual meeting may refuse to allow any Nomination or Stockholder Proposal not made in compliance with the procedures included in our Amended and Restated By-Laws.
List of Stockholders Entitled to Vote at the 2018 Annual Meeting
The names of stockholders of record entitled to vote at the 2018 Annual Meeting will be available at the Company’s principal office in West Palm Beach, Florida, for a period of ten days prior to the 2018 Annual Meeting and continuing through the 2018 Annual Meeting.
Expenses Relating to this Proxy Solicitation
This proxy solicitation is being made by Platform, and Platform will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, our officers, directors and employees may solicit proxies by telephone, personal call or electronic transmission without extra compensation for that activity. We also expect to reimburse our transfer agent, Broadridge, banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners of our common stock and obtaining the proxies of those owners.

Communication with Platform’s Board of Directors
Any stockholder or other interested party who wishes to contact any member of the Board of Directors (or our Board of Directors as a group) may do so in writing to the following address:
Secretary
Platform Specialty Products Corporation
1450 Centrepark Boulevard, Suite 210
West Palm Beach, Florida 33401
United States
As indicated in our Director Code of Conduct, the Board has approved a process for handling correspondence received by the Company and addressed to non-management members of the Board. Under that process, the Chairman or an officer delegated by the Chairman (“Delegated Officer”) reviews all such correspondence and maintains a log of all such correspondence and forwards to the Directors copies of all correspondence that, in the opinion of the Chairman or the Delegated Officer, deal with the functions of the Board or committees thereof or that the Chairman or Delegated Officer otherwise determine requires their attention. The Chairman or Delegated Officer may screen frivolous or unlawful communications and commercial advertisements. Directors may at any time review the log.
2017 Annual Report, Form 10-K and Available Information
We will furnish without charge to each person whose proxy is being solicited, upon written request of any such person, a copy of this Proxy Statement, our 2017 Annual Report and our annual report on Form 10-K for the year ended December 31, 2017, as filed with the SEC, including the financial statements and the schedule thereto. Stockholders should direct their requests to our Investor Relations department at Platform Specialty Products Corporation, 1450 Centrepark Boulevard, Suite 210, West Palm Beach, Florida 33401.
Our annual report on Form 10-K for the year ended December 31, 2017 is also available, free of charge, through the Investor Relations – Financials & Filings section of our website at www.platformspecialtyproducts.com. A copy of any exhibit to our annual report on Form 10-K will be forwarded following receipt of a written request with respect thereto sent to our Investor Relations department at the West Palm Beach address indicated above.
In addition, copies of the charters of each of our Audit Committee, Compensation Committee and Nominating and Policies Committee, together with certain other corporate governance materials, including our Director Code of Conduct, Ethics Policy and Financial Officer Code of Ethics can be found under the Investor Relations – Corporate Governance section of our website at www.platformspecialtyproducts.com. Such information is also available in print to any stockholder following receipt of a written request with respect thereto sent to our Investor Relations department at the West Palm Beach address indicated above.

PLATFORM SPECIALTY
PRODUCTS CORPORATION

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/24/2018 for shares held directly and by 11:59 P.M. ET on 06/20/2018 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/24/2018 for shares held directly and by 11:59 P.M. ET on 06/20/2018 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
1A Martin E. Franklin	☐	☐	☐
1B Rakesh Sachdev	☐	☐	☐
1C Ian G.H Ashken	☐	☐	☐
1D Michael F. Goss	☐	☐	☐
1E Ryan Israel	☐	☐	☐
1F E. Stanley O'Neal	☐	☐	☐

NOTE: In their discretion, the proxy holders are authorized to vote on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors recommends you vote FOR proposals 2. and 3.:	For	Against	Abstain
2. Advisory vote to approve named executive officer compensation.	☐	☐	☐
3. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2018.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000381900_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 2017 Annual Report is/are available at www.proxyvote.com

PLATFORM SPECIALTY PRODUCTS CORPORATION
Annual Meeting of Stockholders
June 25, 2018 9:30 AM EST
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Rakesh Sachdev and John E. Capps, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Platform Specialty Products Corporation that the stockholder(s) is/are entitled to vote at the 2018 Annual Meeting to be held at 9:30 AM (EST) on June 25, 2018 at the Hilton Bentley Miami/South Beach located at 101 Ocean Drive, Miami Beach, Florida, 33139, or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations indicated on the reverse side, and according to the discretion of the proxy holders for any other matters that may properly come before the 2018 Annual Meeting, or any adjournment or postponement thereof.

0000381900_2 R1.0.1.17

Continued and to be signed on reverse side